AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON November 28, 2001
                          REGISTRATION NO. 333 - 72660


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM SB-2/A

                                AMENDMENT NO. 3



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  Iconet, Inc.
                 (Name of small business issuer in our charter)

                                     Nevada
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


            3651                                         86-0891931
-----------------------------               -----------------------------------
(Primary standard industrial                (I.R.S. Employer Identification No.)
classification code number)

                                 8 Gaucho Drive
                         Rolling Hills Estates, CA 90274
                                  416-682-9255

          (Address and telephone number of principal executive offices)

                            Michael J. Morrison, Esq.
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                                  775-827-6300
               (Name, address and telephone of agent for service)

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.


If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "SECURITIES ACT"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                       CALCULATION OF REGISTRATION FEE (1)


     Title of class of               Proposed maximum         Amount of
securities to be registered      aggregate offering price(2)  Registration Fee
and number of shares

--------------------------------------------------------------------------------
Common Stock, par value $.001            $15,075,000             $3,768.75
            30,150,000 shares

                                         Total Registration Fee  $3,768.75

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c).


(2) Based on an average bid/asked price of $.50 per share, as quoted on the OTC Bulletin Board.



Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on the date as the Commission, acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.


                                  ICONET, INC.

                        30,150,000 shares of Common Stock


The registration statement of which this prospectus is a part relates to the offer and sale of 30,150,000 shares of our common stock by the selling security holders.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors". See page 5.


These securities will be sold at market price. There is currently a limited public market for the securities on the OTC Bulletin Board, under the symbol "ICON". Our shares are not listed on any national securities exchange.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



The date of this preliminary prospectus is ___________, 2002.

                                TABLE OF CONTENTS


                                                                            Page

Front Cover Page of Prospectus                                                2
Inside Front and Outside Back Cover Pages of Prospectus                       3
Summary Information & Risk Factors                                            5
Use of Proceeds                                                               17
Determination of Offering Price                                               17
Dilution                                                                      17
Selling Security Holders                                                      18
Plan of Distribution                                                          20
Legal Proceedings                                                             22
Directors, Executive Officers, Promoters and Control Management               22
Security Ownership of Certain Beneficial Owners and Management                26
Description of Securities                                                     26
Interest of Named Experts and Counsel                                         30
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities                                              30
Description of Business                                                       31
Management's Discussion and Analysis or Plan of Operation                     40
Description of Property                                                       42
Certain Relationships and Related Transactions                                42
Market for Common Equity and Related Stockholder Matters                      43
Executive Compensation                                                        44
Financial Statements                                                          44

                      SUMMARY INFORMATION AND RISK FACTORS


PROSPECTUS SUMMARY


You should read carefully all information in the prospectus including its detailed information and the financial statements and their explanatory notes before making an investment decision.


Our Company is in the development stage and we have never produced any revenues. Our office is located at 8 Gaucho Drive, Rolling Hills Estates, CA 90274, telephone: 416-682-9255.



THE OFFERING.

Securities Offered          30,150,000 shares of Common Stock.

Offering Price
Per Share The price will be determined by the market price for the securities.

Offering The Shares are being offered by the selling securities holder.

Proceeds The Company will receive no proceeds from this offering.

Number of Shares            Before the Offering: 31,257,115 Shares of Common
Outstanding                 Stock. After the Offering: 31,257,115 Shares of
                            Common Stock


FINANCIAL SUMMARY INFORMATION.

Because this is a only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements included in this prospectus and their explanatory notes.



Balance Sheet Data:  9/30/01     12/31/00    12/31/99    12/31/98
------------------   -------     --------    --------    --------

CASH                  $0          $0          $2,079     $194,124

TOTAL ASSETS          $385,000    $60,241     $256,190   $214,124

TOTAL LIABILITIES     $1,157,228  $1,852,704  $871,359   $25,000


STOCKHOLDERS'EQUITY   ($772,228)  ($1,792,463)($615,169) ($189,124)



RISK FACTORS.

Terrorism Activities May Seriously Disrupt or Destroy Our Business.
--------------------------------------------------------------------------------

There is a serious threat of further terrorist activities in the U.S. and other places around the world. It is impossible to predict how this may affect our business or the economy in the U.S. and in the world, generally. In the event offurther threats or acts of terrorism, our business and operations may be severely adversely affected or destroyed. This is a highly unpredictable environment in which we live and work today, based on the threats of terrorism.

Our Status as a Development Stage Company with No Revenues Subjects Your Invest-ment to a High Degree of Risk.
--------------------------------------------------------------------------------


We started our business 4 years ago and have never had any revenues. We cannot assure you that we will ever generate revenues, develop operations, or make a profit. We have just recently decided to re-commence development of our proposed product, but we have no operating history for investors to evaluate our business strategy. As a result of our lack of operating history, we have limited insight into trends that may emerge and affect our business. There are many risks and difficulties frequently encountered by development stage companies, including the lack of business prospects and revenues; no history of operations; and attempted entry into a highly competitive industry dominated by large, well-funded music industry companies, such as Sony and similar music companies. Furthermore, our anticipated participation in the new and rapidly-evolving music industry subjects us to risks of failue due to our potential inability to penetrate the market and realize any sales.. Therefore, your investment is at high risk because we may never get established in our business and our business may fail, and you could lose your entire investment.

Our Auditors Have Rendered an Opinion That We May Not Be Able To Continue As a Going Concern.

In their audit, our auditors have given us an opinion that they believe we have a poor financial condition and may not be able to continue as a going concern. If they are correct, our business may fail and you may lose your entire investment.



We Have Substantial Near-Term Capital Needs and No Source of Additional Funding.
--------------------------------------------------------------------------------

We will require funding over the next twelve months to develop our business. In fact, after paying the expenses of this offering, we will have minimal capital for operations and we will need immediate funding. We currently have only one source of funds, which is a line of credit for $1,500,000.00. Our capital requirements will depend on many factors including, but not limited to, the timing of further development of our web site and the growth of the music industry. If adequate funds are not available, as and when needed, we may be required to curtail operations or obtain funds by entering into agreements with third parties on unattractive terms. Our inability to raise capital would impair the development on of proposed product and our marketing abilities. In fact, if we do not obtain the necessary funding, as and when needed, beyond the limit of our line of credit, we may be force to cease operations.


We Have Substantial Long-Term Capital Needs and No Source of Additional Funding.
-------------------------------------------------------------------------------


Substantial expenditures will be required in the next 12-24 months to further develop and to market our proposed product and related services. The level of expenditures required for these activities will depend in part on whether we develop and market our proposed product and services independently or with other companies through collaborative arrangements. If adequate funds are not available, we may be unable to develop our operations to a sufficient level to generate revenues or become profitable.



We Have a Poor Financial Condition and May be Unable to Adequately Develop our Business.
--------------------------------------------------------------------------------


Because we have no operating history, significant assets, or revenue sources, an investor cannot determine if we will ever be profitable. We will experience financial difficulties during our operational development and beyond. We may be unable to operate profitably, even if we develop operations and generate revenues. We plan to generate revenues from sales of our proposed product and services, but there can be no assurance that our revenues will exceed our costs. Our poor financial condition could adversely affect our ability to provide a product or service that will attract buyers, or generate revenues.



Our Management Will Devote Limited Attention to Our Business Operations and this May Limit the Development of Our Business.
--------------------------------------------------------------------------------

Our management personnel will be devoting his principal efforts to other businesses and will only devote a portion of his time to our Company's business. Randy Miller, our President and Director, will only devote approximately 20% of his time to the business of the Company. This lack of full-time attention could result in our business not developing as well or as fast as it otherwise could, or it may result in the failure of our business.



We Have Little Managerial Expertise in the Development of Music Products and This May Result in Our Business Never Developing, or Failing Completely.

--------------------------------------------------------------------------------

Because our management has little experience in developing music products, our abilities in this area may be limited and our business may never be developed or may fail completely, resulting in the loss of your investment. Even if our management develops our proposed music product, we may be unable to successfully market or sell the product or our service because of the lack of management experience.


We Have Little Managerial Expertise in Marketing Operations and This May Result in a Lack of Business Prospects or Revenues.

--------------------------------------------------------------------------------

Our management has very little marketing experience. Unless management has the financial resources to hire qualified marketing consultants, as and when needed, the marketing and sale of our proposed product and services may never be developed to the point they are producing revenues.


We Do Not Have Any Material Contracts or Future Prospects for Material Contracts and This may Result in No or Low Sales and Revenues.

--------------------------------------------------------------------------------


We have no contracts or prospective contracts that will assist us in promoting or further developing our product or operations. We have no contracts with Internet, computer, mortgage, technical or marketing professionals which would assist us in the development, selection, presentational or technical aspects of our website information. If we fail to develop contracts with other websites or other professionals, we may never realize revenues.


We will Rely Upon Unrelated Third Parties to Provide Technical and Computer Services We Require for Operations.

--------------------------------------------------------------------------------

We expect that our operations will depend on a number of third parties over which we will have limited control. We may experience interruptions in our operations due to our reliance upon third parties. This could result in loss of business and revenues. We anticipate that we will use software that is dependent on an operating system, database and server software developed and produced by and licensed by independent third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our services or operation of our products would have an adverse effect upon consumer perception of our ability to provide products and services in a timely and efficient manner.


Our Lack of Revenues and Profits, Combined With Our Losses, Make it Difficult for Us to Succeed as a Business.
--------------------------------------------------------------------------------


We have no revenues or revenue sources, yet we have significant costs and losses. Our proposed jukebox product has not been fully developed. We cannot assure that we will obtain the necessary working capital to fully develop our product. Further, even if our product is fully developed, we cannot assure that we will be able to successfully market and sell it, generate revenues or achieve profitability. We believe that we will incur net losses for at least the next two years.



There is No Active Public Market for Our Common Stock and You May be Unable to Sell Your Shares.
--------------------------------------------------------------------------------

Although there is an established public trading market and market maker for our Common stock, there is little trading activity in our stock. There can be no assurance that a market for our common stock will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.



If We Are Unable To Attract and Retain Qualified Personnel with Music Industry Product Experience, We May Never Realize Any Revenues.

--------------------------------------------------------------------------------

Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel with music industry product experience. Competition for these types of employees is intense, especially in the Music promotion sector. We may be unable to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to attract and retain the necessary technical professionals, we may not complete development of our product. If we fail to retain and attract the necessary managerial, sales and marketing and customer service personnel, we may not develop a sufficient customer base to generate adequate revenues to sustain our operations.


If Consumers Do Not Embrace DVD Jukebox Systems, We May Not Realize Any Revenues or Profits.
--------------------------------------------------------------------------------

Our success depends upon the general acceptance of audio video jukebox Products and services by consumers. If consumers do not embrace these products and services, our operations will be adversely affected. The market for audio video jukebox products and services, is in its early stages of development, but is evolving rapidly. We cannot assure that a sufficiently broad base of consumers will adopt, and continue to use, these products and services, especially with music videos available on the internet. Our business prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the new and rapidly evolving market our product and services.


If Retail or Commercial Businesses Do Not Embrace DVD Jukebox Systems, We may Never Realize Any Revenues or Profits.
--------------------------------------------------------------------------------

Our success depends upon the general acceptance of audio video jukebox systems and services by retail and commercial business. If they do not embrace the product and services, our operations will be adversely affected. The market for audio video jukebox products and services, is in its early stages of development, but is evolving rapidly. We cannot assure that a sufficiently broad base of businesses will adopt, and continue to use, these products and services, especially with music videos available on the internet. Our business prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the new and rapidly evolving market our product and services.


If the Securities Do Not Meet Blue Sky Resale Requirements, You May Be Unable to Resell Your Securities.
--------------------------------------------------------------------------------

The securities offered by this prospectus must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we fail to meet these qualifications, you may be prohibited by state law from selling your securities and the securities may be deprived of any value. Since we have extremely limited capital, we may not be able to afford the expenses necessary to meet Blue Sky requirements in all states in which investors reside. Presently, we have not met the Blue Sky sale resale requirements of any state, which would require us to file applications in each state in which we would propose to allow state residents to trade our securities, or otherwise be eligible for an exemption. We are not aware of any exemptions for which we are eligible.



                                 USE OF PROCEEDS


Not applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.


                         DETERMINATION OF OFFERING PRICE


Not applicable. The selling security holders will be able to determine the price at which they sell their securities.


                                    DILUTION

Not applicable. We are not registering any unissued shares in this registration statement.


                            SELLING SECURITY HOLDERS


The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.



                            Beneficial          Maximum          Beneficial
                            Ownership          Number of          Ownership
                          Before Offering       Shares         After Offering(2)
                                                 Being
NAME(1)                 Shares     Percent      Offered       Shares    Percent
--------------------------------------------------------------------------------


Alexander Fundulus     1,180,000    3.8%        1,180,000       0         0%

Clemeas Morvay         1,180,000    3.8%        1,180,000       0         0

Constance Sydenham     1,180,000    3.8%        1,180,000       0         0

Dr.Kurt Dalmata        1,470,000    4.7%        1,470,000       0         0

Nada Geroulanos        1,470,000    4.7%        1,470,000       0         0

Stephen Robinson       1,470,000    4.7%        1,470,000       0         0

Justin Adams           1,480,000    4.7%        1,480,000       0         0

Agnes Altenburg        1,480,000    4.7%        1,480,000       0         0

Luc Berthold           1,480,000    4.7%        1,480,000       0         0

Georg Freiherr         1,480,000    4.7%        1,480,000       0         0
von Boeselager

Antonia Croy           1,480,000    4.7%        1,480,000       0         0

Leonie Fundulus        1,480,000    4.7%        1,480,000       0         0

Peter von Gans         1,480,000    4.7%        1,480,000       0         0

Inka Henze             1,480,000    4.7%        1,480,000       0         0

Dr. Alred Kaltenbach   1,480,000    4.7%        1,480,000       0         0

Kristof Kossurh        1,480,000    4.7%        1,480,000       0         0

Martin Steiner         1,480,000    4.7%        1,480,00        0         0

Felix Studinka         1,480,000    4.7%        1,480,000       0         0

Alexandra Turnwald     1,480,000    4.7%        1,480,000       0         0

Martin Waltz           1,480,000    4.7%        1,480,000       0         0

Gunillia Wolfensberger 1,480,000    4.7%        1,480,000       0         0


                      ----------               ----------
             Total    30,150,000    96%        30,150,000        0        0%

(1) None of the selling security holders have, or ever had, any material rela-tionship with our corporation or any of its predecessors and/or affiliates, except in their respective status as creditors of our corporation.

All of the selling security holders were, during the last several years, creditors to whom we owed monies, in the total sum of $ 837,925.00, which we paid in full by the issuance of restricted shares of our Common Stock.

Mr. Dalmata was a material creditor of our corporation and, at one time during the past fiscal year, in control of 58% of our total outstanding shares of Common Stock. Mr. Dalmata has not had any other material relationship to our company during the past three years.

The other 21 selling security holders were also material creditors of our corporation during the past fiscal year. None of the other 21 selling security holders had any other material relationship to our company during the past three years.


(2) Assumes the sale of all shares offered by Selling Security Holders.


We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of resales of our securities.




                              PLAN OF DISTRIBUTION


The securities offered by this prospectus may be sold by the selling security holders. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, assuming a market for our securities exists, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities. The securities will be sold at market price, assuming a market develops for the securities.


Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting distribution of the securities on behalf of our corporation. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.


In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "UNDERWRITERS" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to the persons may be regarded as underwriters' compensation.

The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of the pledges, accounts or loan transactions. Upon default by the selling security holders, the pledgee in the loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any transfer the transferee would have the same rights of sale as the selling security holders under this prospectus. Furthermore, transferees who replace selling security holders will need to be named in the prospectus filed as part of a post-effective amendment to this registration statement before they may accede to the rights of the named selling security holder.


In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which makes it unlawful for a selling security holder, or any affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase a security being sold hereunder during the period beginning on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ending upon such person's completion of participation in the distribution.


There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions which is to be paid by the selling security holders.


                                LEGAL PROCEEDINGS



Merrill Lynch Canada Inc., filed suit against us on June 26, 2001, seeking damages regarding an alleged dispute related to the sale of our restricted common stock to Merrill Lynch by an unrelated third-party stockholder. The case is styled "Merrill Lynch vs. Digital Video Display Technology, and others", Action No. S-004012, in the Vancouver Law Court, Supreme Court of British Columbia. The case is still in its early stages and we are trying to reach a settlement with Merrill Lynch. At this time, we do not know if we will sustain a loss, or the amount of the loss. There has been no discovery in the case.

The Company was a defendant in an action by a former employee regarding his employment contract. The Company settled the case recently for $55,000.00.



          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS


(a)      Directors and Officers.
         ----------------------

Our Bylaws provide that we shall have a minimum of one director and a maximum of nine directors on the board at any one time. Our current sole director and executive officer is as follows:

  NAME AND ADDRESS                AGE               POSITIONS HELD
  ----------------                ---               --------------


  Randy Miller                    45        President, Secretary, Treasurer and
                                            Director


           Each director of the Company is elected by the stockholders to a term of one year and serves until his successor is elected and qualified. Each officer of the Company is elected by the Board of Directors to a term of one year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating, auditing or compensation committees.


           Mr. Miller was appointed to the Board by the past Board of Directors, concurrent with their respective resignations, in May 2001. For the past five years, and since 1995, Mr. Miller has been sole officer, director and shareholder of Adrea Capital Corporation, a Canadian corporation engaged in providing business and financial consulting services for small companies in Europe and Canada.


(b)      Significant Employees.
         ---------------------

Other than Randy Miller, there are no employees who are expected to make a significant contribution to our corporation.

(c)      Family Relationships.
         ---------------------

There are no family relationships among our officers, directors, or persons nominated for such positions.

Employment  Agreements
----------------------

Mr. Randy Miller, the Company's sole officer and director,is not currently party to any employment agreement with the Company, nor are there any plans to enter into any agreements with Mr. Miller. However, it is currently contemplated that he will receive an annual salary of $12,000, commencing at such time as the Company's revenues can support the payment of this salary. No salaries will accrue. The Company presently has no pension, health, annuity, bonus, insurance, profit sharing or similar benefit plans; however, it may adopt such plans in the future. There are presently no personal benefits available for directors, officers or employees of the Company, except for options granted by the Board of Directors to certain officers, directors and consultants to the Company.

There are no arrangements relating to a change in control of the Company.

(d)      Legal Proceedings.
         ------------------
         No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of September 30, 2001, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and by our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.


Security Ownership of Officers and Directors.



TITLE OF                                      AMOUNT    NATURE OF
CLASS    NAME & ADDRESS                                 BENEFICIAL  PERCENT OF
         OF BENEFICIAL OWNER                            OWNERSHIP     CLASS

-----    -------------------------------    ---------   ---------    ------

Common   Randy Miller (1)                   1,000,000    Direct        3%(2)
         8 Gaucho Drive
         Rolling Hills Estates, CA 90274

All Officers and Directors as a Group       1,000,000    Direct        3%
      (1 Individual)

         (1) Mr. Miller has an option to acquire 1,000,000 shares of our restricted Common Stock at an exercise price of $.10 per share. This option expires September 15, 2006, and no portion has yet been exercised by Mr. Miller.

         (2) Assumes exercise of option to purchase 1,000,000 shares.


(c)      Changes in Control.

         There are currently no arrangements, which would result in a change in control of Iconet, Inc. However, Mr. Kurt Dalmata, a shareholder who owns 1,470,000 shares of Common Stock, has the right to be appointed as a director of our company.


Future  Sales  by  Existing  Stockholders
-----------------------------------------


All issued and outstanding shares of Common Stock of the Company are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act ("Rule 144"), save and except the shares which were issued under a public offering in the State of New York, pursuant to an exemption provided by Rule 504 of Regulation D, promulgated under the Securities Act of 1933, as amended, which are not "restricted securities" under Rule 144 and can be publicly sold, except for those Shares purchased by "affiliates" of the Company, as that term is defined in Rule 144.


Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition. Sales of shares by "affiliates" are subject to volume restrictions and certain other restrictions pertaining to the manner of sale, all pursuant to Rule 144.



                            DESCRIPTION OF SECURITIES

The following description is a summary and you should read the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.


COMMON STOCK.


General.
-------

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value. As of September 30, 2001, there were 31,257,115 common shares issued and outstanding. The Board of Directors has authority to issue the balance of 68,742,885 shares of our authorized stock without shareholder consent, on terms and conditions set in the discretion of the Board, which may dilute the value of your stock. All shares of common stock outstanding are validly issued, fully paid for and non-assessable.


Voting Rights.
-------------

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in this event, the holders of the remaining minority shares will not be able to elect any of the directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to the act or action, except as otherwise provided by law.


Dividend Policy.
---------------

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.


Miscellaneous Rights and Provisions.

Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

Stock Transfer Agent

Transfer Online, Inc., Portland, Oregon, is an independent stock transfer agency which, since inception of our company, has served as our registrar and stock transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE.

The 30,150,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act, except for those shares held by Mr. Dalmata, who is deemed to be an affiliate of the company based on his right to be appointed as a director of the company at any time during a two-year period commencing May 30, 2001, for a term of one year. None of the other 30,150,000 shares are held by any "affiliates" (officers, directors or 10% shareholders).

In addition, the balance of our issued and outstanding shares of Common Stock, consisting of 1,107,115 shares, are all eligible for sale under Rule 144.


In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.


We currently have outstanding an option to purchase 1,000,000 shares of our restricted Common Stock. This option is held by Mr. Randy Miller, an officer and director of the company.

                                     EXPERTS


ACCOUNTANTS


Our Audited Financial Statements for the period from January 1, 1998 to December 31, 2000, and for the quarter ended September 30, 2001, have been included in this prospectus in reliance upon of Mark Bailey & Co., Ltd., 1495 Ridgeview Drive, Suite 200, Reno, NV 89509, telephone 775-332-4200, as experts in accounting and auditing.


LEGAL MATTERS

The law office of Michael J. Morrison, Chtd., 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, telephone 775-827-6300, has passed upon the validity of the shares offered and certain other legal matters in connection with this registration statement.


SHARES TO BE ISSUED

There are no issuances of shares to be provided to our attorneys or accountants.



DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.





DESCRIPTION OF BUSINESS
=======================

BACKGROUND  AND  REORGANIZATION
-------------------------------

Iconet, Inc., formerly known as Digital Video Display Technology Corp. (the "Company") was incorporated under the laws of the State of Nevada on August 1, 1997, under the name Meximed Industries. On January 27, 1999, we filed an Amendment to our Articles of Incorporation changing our name to Digital Video Display Technology Corp., and on July 12, 2001, filed an Amendment to our Articles of Incorporation changing our name to Iconet, Inc.

We were initially formed to engage in the business of developing, producing and distributing a non-reusable medical syringe. In July 1998, we raised a total of $200,000 in a public offering pursuant to an exemption provided by Rule 504 of Regulation D, promulgated under the Securities Act of 1933, as amended. The offering was approved for sale by The New York State Department of Law. After recognizing the syringe project was going to be far too expensive and difficult to pursue, we began looking for another business to acquire.

In January 1999, we completed a reorganization and change in control and acquired a License to a U.S. Patent for an audio video jukebox system from Software Control Systems International Inc., a Canadian corporation and unrelated third party (SCSI). As consideration for the License, we agreed to pay SCSI the sum of $250,000 U.S. in cash and issued SCSI 2,000,000 shares of our restricted common stock. The License was for a term of 15 years and granted us an exclusive right to market and sell the SCSI proprietary technology and products throughout Canada and the states of Oregon, Washington, Montana, Idaho and Hawaii. Subsequently, on May 10, 1999, we entered into a Distributor Agreement with SCSI granting SCSI the right to act as a distribution agent for us. Pursuant to the Agreement, we were to supply

SCSI a minimum of 500 jukebox systems at a price of $7,500 which may be paid in full at the time of delivery or at the rate of $150 per month for 60 months.

On September 1, 1999, the SCSI agreement was modified. The amendment stated that we were obligated to pay the $250,000 in $20,000 installments, beginning December 15, 1999, with a final payment of $10,000 due on December 15, 2000. This amendment was never ratified by our Board. As of December 31, 1999, no payment had been made to the third party. The 2,000,000 restricted shares were to be held by SCSI for two years. SCSI had attempted to sell 230,000 shares of the stock before the two years expired, so we stopped the sale, and canceled the 2,000,000 shares.


On May 5, 2000, we received a letter from the SCSI attorneys demanding that the 2,000,000 shares be reinstated, and that we pay the $250,000 that was originally agreed upon. The letter also demanded a distributorship for two of the officers of SCSI to distribute our video jukeboxes at 10% commission in Canada and the Northwestern United States. Other settlement alternatives were also offered. We subsequently settled this dispute without litigation, and we retained no rights in or to the SCSI audio video juke system. The 2,000,000 shares remain cancelled and the $250,000.000 debt was cancelled. In the fourth quarter of 2001, our management had internal disagreements regarding the company's future course of action in order to achieve its business goals of producing and distributing video jukeboxes, and was experiencing financial difficulties. This caused the company to lose momentum, put the line of credit at risk and eventually resulted in new management being installed. In May 2001, Mr. Randy Miller was appointed by the then-directors to serve as a Director and sole officer of the Company, and the other directors resigned, leaving Mr. Miller as the sole director. Mr. Dalmata, and his group of investors, were interested in protecting their line of credit and repayment of monies drawn down on the line by the Company, and approved the appointment of Mr. Miller, and Mr. Dalmata was given the opportunity to be appointed as a director, if he chose to do so, during the two-year period commencing May 30, 2001, for a Director term of one year. To date, Mr. Dalmata has not requested that he be appointed as a director.


Subsequently, in 2001, the technology relating to the audio video jukebox industry changed significantly and we no longer require the patent held by SCSI to conduct our proposed business. We have developed a proprietary system, combining off-the-shelf components, which is not patented and may not be patentable, as we have not consulted with a patent counsel about the system we are using.


To date, we have not produced or sold any video jukeboxes, and currently have no orders for the purchase of any jukeboxes.

In May 2001, we issued shares to Mr. Kurt Dalmata in exchange for his reduction of monies we owed to him.

Subsequently, in July 2001, we effected a reverse stock split.

Subsequently, we issued an additional 30,000,000 shares in exchange for the reduction of $637,925 in debt. These shares are the shares currently being registered for resale in this registration statement.


Proprietary Technology and Products
-----------------------------------

Our proprietary technology involves an audio video jukebox system, which we call the "DVD Juke System". It creates an interactive, audio-visual jukebox linked to a satellite server network (the "DVD Satellite System"). The DVD Juke System and the DVD Satellite System are collectively referred to as the "DVD System". In addition to our efforts to modify the operation of the conventional jukebox, the DVD System was also intended to create a totally new marketing venue for the music industry, as described below. We believe the advertising and marketing aspects of our system are proprietary.


The DVD Juke System
-------------------

Our main proposed product is the DVD Juke System, which is an interactive audio/video entertainment kiosk. We have completed a functioning prototype of the system and it has been demonstrated to selected individuals in New York, NY, where it is currently being held in safe-keeping in the office of one of our attorneys. We anticipate having a trial roll-out in August 2002. Based on the current state of development of our system, and existing technology, we believe we have determined our system has the features and capabilities set forth below.

Based on our work to date, and existing technology, we believe the DVD Juke System will have significant flexibility and content and will be capable of playing individual musical selections similar to a standard jukebox; however, the DVD Juke System also will have several additional revenue generating capabilities. A standard jukebox is able to store approximately 100 CD's, whereas the DVD Juke System is currently capable of storing, on the internal hard drive, 1,000 songs and 250 music videos. The Company expects to install improvements to the System such that, within several months, the DVD Juke System will be capable of storing 4,500 audio tracks and 3,000 music videos. Unlike a conventional jukebox, the DVD Juke System is capable of playing music videos, as well as audio tracks. Any number of video terminals and TV's can be connected by cable to the DVD Juke System and placed throughout each location. When a customer chooses a video selection, the DVD Juke System displays the video on the video terminals and TV's at the location and plays the audio track of the song on the location's sound system. The DVD Juke System also contains a user interface that enables a consumer to seek information about artists, receive coupons providing discounts on merchandise, and provides e-commerce connectivity to prime retail web sites that offer products. We believe this will provide additional capabilities to generate revenues because we intend to offer a greater selection of musical choices for the consumer.


The DVD Juke System's audio and video capability is intended to allow it to run the same full-fledged audio-visual advertisements as seen on television. The system has approximately 12,000 minutes of available ad space per month. We will be attempting to sell advertising time slots to national advertisers and we are currently in discussions with several companies in this regard. The advertisements will run for 15, 30 or 45 seconds. There are 16 advertising spots per hour during prime time that will be interlaced between the music video selections. In addition, the system will offer customized content, such as concerts, chat groups, custom comedy selections, new artist previews, infomercials, entertainment product marketing and merchandising video with instant click-through e-commerce opportunities, as well as many other potential programming highlights. This content is expected to create marketing opportunities for marketers and enhance the DVD Juke System's unique features.

The DVD Juke System will also print discount and cross-promotional coupons. Certain musical selections will trigger the DVD Juke System to print coupons extending offers from various marketers. The Company expects to derive revenue on a per-coupon-issued basis or by receiving a percentage of the sales generated by redeemed coupons.

In addition, the DVD Juke System will be connected to the Internet via a virtual private network, proprietary to us. Consumers will be automatically linked to the web sites of the record companies whose songs have been selected, and will be able to "click through" to additional web sites. Consumers will be able to browse through these web sites and to purchase CD's and merchandise at the sites.

The DVD Juke System's advertising, marketing and promotional capabilities are expected to provide advertisers and marketers with a new avenue with which they will be able to target a captive audience where they have chosen to sit and relax and may be prone to impulse purchasing. We believe this aspect of the DVD Juke System is unique to our system. The DVD Juke System is expected to effectively create a new advertising and promotional channel for marketers.

Currently, conventional jukeboxes allow for payment in cash only. The DVD Juke System will allow for payment by cash, credit card, debit cards and smart cards/ loyalty cards.

The DVD Juke System will also be capable of collecting, storing and disseminating data, including play lists and personal information input by its customers. The play lists generated by the DVD Juke System are flexible and are capable of providing the total number of plays of a given song, record company totals and location-specific information, depending on the desired output. We intend to market this information to record companies and brand advertisers.

The conventional jukebox is different from ours, in that it holds complete CD's. Because of this, several songs take up space in the jukebox that would otherwise not have been chosen by the jukebox owner. That is, in order to stock the one or two popular songs of a given artist on a given CD, the jukebox owner has no choice but to stock the rest of the songs on that artist's CD. With DVD Juke System technology, each song is copied in digital format onto the hard drive of the DVD Juke System, just as files are copied onto a computer's hard drive, allowing the location owner to stock only the specific tracks he/she wishes to stock. In this way, only the most popular songs by any given artist will be loaded onto the DVD Juke System's hard drive without any extraneous, unwanted songs taking up potential revenue-generating space.

An important and unique programming feature of the DVD Juke System is that the content can be customized for each location, and may be updated as frequently as a location owner desires. The location owner may order the DVD Juke System pre-programmed with standard combinations of rock and pop standards, jazz, country and western, and recent hits, or can order programming specifically tailored to their geographic area and/or their customers' demographics. Company will provide content and updating of content for $100.00 per month, providing an additional source of income to Company.


We anticipate it will cost approximately $200,000 to roll out our first products. This consists wages or salaries for 6 employees for 4 months ($150,000); and $50,000 for parts and equipment. Roll-out is expected in August 2002. We intend to use our monies from our $1.5 Million line of credit to pay these expenses.


The DVD Satellite System
------------------------

The DVD Satellite System is a proprietary satellite server network which we anticipate will provide content and updated content to DVD Juke Systems throughout North America. The content will be transmitted, or "uplinked," from our central server to satellites, and then "downlinked" from the satellites to satellite dishes stationed at each location. The content will be stored in digital format on the DVD Juke Systems' high capacity hard drives. The Satellite System will also create a private network, which will be capable of collecting data and remotely managing the stand-alone DVD Juke Systems.

The DVD Satellite System technology is expected to significantly reduce the time and cost involved in providing content and updated content to sites once several locations have been installed. The DVD Satellite System technology will also allow for the easy and flexible loading and re-loading of content by providing updates by satellite, obviating the need to send service technicians to individual locations to update each DVD Juke System's content.


We do not intend to perform any additional work on the DVD Satellite System until we have rolled out our DVD Juke System, now anticipated in August 2002. We anticipate it will take an additional 3 months to complete development of our DVD Satellite System, and cost approximately $100,000 in parts and labor. We currently anticipate that we will have to use monies from our line of credit to pay these expenses.


Service  and  Support
---------------------

We expect that the DVD Juke System will be sold with a content, service, maintenance, and management contract, which will be subcontracted to an independent third party. We have been verbally negotiating with several large, well-established independent service organizations which offer seven-day a week, 24-hour a day maintenance and service, but do not yet have any arrangements or agreements with anyone. We feel service will be a primary concern to location owners who have installed or are contemplating installing a DVD Juke System.

Industry  Background
--------------------

Currently, the conventional jukebox industry generates over $2.5 billion per year in coin drop revenues in the United States alone. (Vending Times, 1998.) There are approximately 350,000 jukeboxes operating in the United States. The average jukebox generates revenues of approximately $600 per month based on 1,800 selections played. Currently there are approximately 50 large distributors and 7,500 operators managing this business. (Vending Times, 1998.)

The business model for the jukebox industry has been under tremendous pressure over the past five years due to the emergence of broadcast music video, video game narrowcast networks, and other media competing for the attention of consumers. In addition, certain basic economic factors must be considered in evaluating any entry into the jukebox industry, which are set forth below:

- The cost for audio plays has remained static at three plays for a $1.00. (This number is trending downward to as low as 5 plays for $1.00.)
- The average play time of a jukebox is 7,200 minutes per month, based on 1,800 plays within a 13 hour day, six days a week. The total playtime possible within this timeframe is 20,280 minutes.
-     A  cost  efficient  video  jukebox  does  not  exist  in the market today.
-     Service,  maintenance,  and  content-update  costs  continue  to  rise.
-     Theft,  and  pilferage  continue  to  be  on  the  rise.
- Intense competition for prime locations continue to erode operating margins.

Any entrant into the jukebox industry must be prepared to operate within these parameters and to cooperate with the current distributors, while at the same time introducing cutting edge technology into the industry to obviate potential competitive technologies. Today, in this industry, jukebox manufacturers all suffer from technological obsolescence.

Competition
-----------

Our primary competitors are manufacturers of conventional jukeboxes.

However, we have not been able to identify any competitors with technology comparable or similar to the DVD Juke System . However, all of our primary competitors in the conventional jukebox industry are substantially larger and have significantly greater financial resources than we do. In addition, their distribution channels are fully established and their brand names are well-known.

In 1997, manufacturers sold approximately 22,000 jukebox units for a total retail value of $132 million. The average retail price of a jukebox, loaded with content, was $6,000 per unit.

We have identified other competition for the DVD Juke System, primarily from audio music private networks, cable and satellite. Examples are MTV, MuchMusic, and VH1. Because these companies have entirely different distribution and pricing models than the conventional electro-mechanical jukebox companies, direct comparisons cannot be made.

However, many of these companies discussed above may have better marketing and distribution channels, and greater financial and other resources than us. There can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material adverse impact upon market acceptance of our products and services.

Marketing Plan- North America

-----------------------------


We intend to aggressively market the superior technology of the DVD Juke System. Our initial goal is to seek to replace many of the conventional jukeboxes located primarily in bars and restaurants with the DVD Juke System , as more fully described below. We believe we can accomplish this goal by forming business relationships with the top distributors in the conventional jukebox industry by offering a unique split of the coin drop revenues generated by the DVD Juke System, thereby enhancing the total revenue generated by its partners within the industry. However, we have not yet formed any such business relationships. We will also attempt to expand the market for the DVD Juke System beyond bars and restaurants to fast food restaurants, colleges, shopping centers, etc.


The feel the incentives provided to distributors for forging such relationships will be (i) significant new revenue potential from their distribution network,
(ii) exclusive territorial boundaries granted by Company, thereby ensuring maximum penetration of the new product, (iii) long-term access to new video products and (iv) access to the entertainment, e-commerce business. In addition, we have addressed what we believe the industry's current problems, as follows:


- By providing video, the cost per play can be increased to two selections for $1.00, thereby increasing the pay-for-play revenue;

- Because the DVD Juke System includes video, it can offer 600 minutes per month of prime time consumer and brand advertising;

- We can offer off-peak customized content of 12,480 minutes at Internet prices ($15.00 per hour) representing a minimum;

-  The DVD Juke system will retail at comparable prices to the standard jukebox;

- The entire system is networked for cost effective remote diagnostics and satellite downloading of content, reducing infrastructure;

- The distributors and operators will be able to remotely access each DVD Juke System, ensuring security and optimum management;

- The industry will have a state-of-the-art product for their locations that is revenue generating, versus subscription or cost; and


- The distributors will have a product that they can expand into many new channels of distribution, such as hotels, malls and fast food restaurants.

We intend to work closely with our distributors in marketing the DVD Juke System to the bars and restaurants that commonly have jukeboxes.

We are in the process of introducing the DVD Juke System to several national brand name advertisers, most of which have requested a demonstration.


To date, presentations have been made to several potential advertisers. However, no such advertisers have entered into agreements to date.


Our marketing plan also includes the following marketing and promotional activities, which we anticipate will create further interest in the DVD Juke
System:


(a) Test Marketing: We expect the DVD Juke System to be fully operational by mid-April 2002 and we intend to perform a 20-unit trial in the New York metropolitan area between May and July of 2002. Certain test locations will be chosen to market the DVD Juke System to the Hispanic and African American communities. We expect to fully launch the Juke System to the public in August 2002.


(b) Trade Shows: We will participate as an exhibitor to demonstrate the DVD Juke System and issue new product releases at selected national and international trade shows sponsored by the Amusement and Music Operators

Association (AMOA) and Amusement Showcase International (ASI). We consider the following Year 2002 trade shows to be excellent venues in which to demonstrate our DVD Juke System: the Point-of-Purchase Advertising Institute Show, the Annual Nightclub and Bar Show, the Family Entertainment Centers Show, and the International Amusement Parks and Attractions Show. Other possible venues will include the National Restaurant Show, the Convenience Store Show, the American Hotel and Motel Show, and the International Shopping Center Show.

(c) Trade Publications: A number of print media opportunities exist for promoting the DVD Juke System in order to communicate the superiority of the DVD Juke System compared to conventional jukeboxes. These publications include Replay Magazine, Playmeter Magazine, Vending Times, Street Beat Magazine, Nightclub and Bar Magazine and Fun World Magazine. We intend to advertise its DVD Juke System in some or all of these publications to promote the product.

(d) Promotional Video and Informational Kit: We intend to produce a promotional/informational video describing the DVD Juke System and its features, benefits and values. A brochure and informational kit will also be created summarizing the features of the DVD Juke System. The materials will differentiate the product from its competitors' products outlining the advantages and superiority of the DVD Juke System over conventional jukeboxes.


Marketing Plan- Europe
----------------------

On February 8, 2002, we announced the rollout and deployment of our new marketing program in Europe. We intend to market in Europe by forming strategic alliances with several existing companies that have in excess of 1,000 operating locations. Our strategy for execution of our marketing plan is to acquire existing companies that meet our criteria. We expect to finance through equity using Investment Bankers in Europe, and by allowing the acquired companies to participate on an equity level. The company feels this gives great incentive to all parties involved in the transaction, and anticipates this to maximize value for the shareholders.

Management has been in discussions with several privately held companies that have expressed strong indications of interest to form a strategic alliance. The Company expects to commence negotiations and anticipates signing contracts in the near future. If we are successful in forming an alliance, we believe the venture would yield a revenue stream in excess of $18,000,000.00 on an annualized basis, or approx. $.60 EPS for each strategic alliance.

The primary purpose of the company's European marketing plan is to manufacture and market an Internet Connection Kiosk, which can be described simply as a net-enabled equivalent of a public payphone offering Internet access for everything from email, music, advertisement, video-conferencing and the World Wide Web.

We currently have no agreements for implementation of our European marketing plan and have formed no strategic alliances with any third parties. The forgoing is simply our intent and plan for marketing in Europe.




Manufacturing  and  Distribution
--------------------------------


We do not yet have any written or verbal contracts with anyone for manufacturing or distribution of our DVD Juke System.


Patents  and  Copyright  Protection
-----------------------------------

We do not have any patent or copyright protection for any of our products or services.


However, we have developed proprietary technology which is utilized in the DVD Juke System, and we continue to develop technology to further enhance the DVD Juke System. We believe the advertising and marketing aspects of our system are proprietary. The software comprising the DVD Juke System is anticipated to be covered by appropriate patent protection and copyright registration, which we intend to file when our attorneys advise us to do so. There is no assurance we will receive any patent protection for our technology, or if we do, that it will not infringe on an existing patent or technology. Also, even if we receive a patent, there is no assurance we will have the resources to defend it against claims by third parties.


Licenses
--------

We are actively pursuing license agreements with several record companies for the right to display music videos. We do not expect to incur a cost for such rights, but rather, in exchange for the right to display their videos, we are offering record companies programming information, such as play lists compiled by the DVD Juke System and cross-promotions. As an example of the proposed cross-promotions, every time a certain music video by a well-known artist is selected by a customer, we will program the DVD Juke System to also play, at no additional cost, a music video by an unknown artist that the record company is attempting to promote. Additionally, since music videos are primarily considered promotional materials by the record companies, as opposed to revenue generating assets, we will attempt to obtain the rights to display music videos on theDVD Juke System at no cost to us. However, we have not entered into any negotiations or agreements with record companies to provide recorded material at no cost.


We also intend to attempt to generate revenue from e-commerce, specifically by automatically linking consumers to the web sites of the record companies whose songs have been selected. The consumers will then be able to "click through" to additional web sites to browse, as well as to purchase CD's and merchandise. We intend to obtain licenses from web sites such as Amazon.com and CD Now to allow consumers to click through to such sites and purchase CD's and merchandise, but there is no assurance we will be able to obtain such licenses.

In accordance with The Copyright Act of 1976, as amended, we are not required to obtain licenses to stock the audio content of the DVD Juke System. Payment of a performance royalty is required for the songs played over the DVD Juke System; however, this fee is the responsibility of the location owner and we have no responsibility for this fee or for obtaining performance licenses for the locations.

We also intend to expand the scope of our content licenses and obtain licenses that will enable us to display sports highlight films, comedy clips and pay-per-view events on the DVD Juke System, but we do not yet have any agreements or arrangements to do so.


Relationships with Third-Parties
--------------------------------


We currently have no relationships with any third parties, except for a $1.5 Million line of credit from 22 separate, unrelated individuals, all of whom reside in Europe. None of the 22 individuals are affiliated with Iconet or each other, either directly or indirectly.

During the year ended December 31, 1999, unrelated third parties issued the Company an unsecured $1,500,000 line of credit. The line of credit carries interest at 12% per annum and is due on demand. The balance at December 31, 2000, and 1999, was $704,581 and $290,700, respectively.

As of May 2001, we had drawn down a total of $847,925.00 on the line of credit. In May 2001, we repaid $210,000.00 of that total sum by issuing 30,000,000 restricted shares of our Common Stock (150,000 post-split) to Mr. Kurt Dalmata, a resident of Switzerland. Subsequently, in July 2001, we repaid the balance of $637,925.00 of that sum by issuing 30,000,000 restricted shares of our Common Stock to 21 separate, unrelated individuals. All of these 30,150,000 shares are now being registered in this registration statement, pursuant to the terms of a letter agreement whereby we agreed that, if the debt holders would accept restricted shares as full consideration for their debt, we would file a registration statement to register the shares issued to retire our debt. That is the purpose of this registration statement.



Future  Projects  in  Development
---------------------------------

All of the projects discussed below are in development. However, we do have an operational prototype of our proposed DVD Juke System. We anticipate our prototype will be available for roll-out in July 2002.


We intend to attempt to generate additional future revenues by pressing, or "burning," CD's at each DVD Juke System. "Burning" a CD means copying a song or songs onto a blank CD.


We project the DVD Juke System to be able to burn CD's by the third quarter of 2002. When this process is fully operational, consumers will be able to copy onto a CD a song or songs they have selected on a fee-per-song basis. Company expects to generate revenue by retaining a percentage of the cost per song charged to the consumer. We intend to offer the record companies a percentage of the income generated by each burned CD in exchange for the right to reproduce their songs, while retaining a five to ten percent (5-10%) royalty for each song copied onto a CD by the DVD Juke System.

We are also developing technology which will allow the DVD Juke System to be capable of video-conferencing and dispensing cash as an automatic teller machine ("ATM"). These additional uses of the DVD Juke System involve only minor modifications to the our current technology. For example, the DVD Juke System technology is already capable of accepting and calculating the amounts of currency input into the unit; dispensing cash will involve only minor adjustments to already existing technology. Therefore, we expect to be able to implement these additional uses of the DVD Juke System in the third quarter of 2002.


In addition, with only minor additions to our content, the DVD Juke System will be capable of playing sports highlight films, comedy clips and pay-per-view events. These additional content categories do not involve technological advances, but merely expanding our content licenses and marketing these additional uses of the DVD Juke System to distributors, location owners and ultimate consumers. We intend to launch these efforts in the fourth quarter 2002.

We are also developing an independent audio and video network designed to provide background video and advertising for hospitality and retail locations. The system is designed to replace the VCR and Laser Disc players used by tens of thousands of hospitality and retail locations. The product is intended to provide interactive commercial support at the point of sale, creating a new media channel for locations to assist consumer brand companies in enhancing their visibility on the sites where their products are sold.


NEW PRODUCTS OR SERVICES.

We currently have no new products or services announced or planned to be announced to the public, except those discussed above. All of our proposed products and services are new and, as yet, have not reached the production stage. The financial information concerning these two segments of our business is set forth in our Financial Statements.



SOURCES AND AVAILABILITY OF RAW MATERIALS.

As of the date of this prospectus, we have no need for raw materials or suppliers.


CUSTOMER BASE.

As of the date of this prospectus, we have no customers. If we are able to establish a customer base in the future, we do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

INTELLECTUAL PROPERTY.

We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interests, except those proprietary rights related to our software system for our DVD Juke System.

GOVERNMENTAL REGULATION ISSUES.

We are not now affected by direct government regulation. However, we are affected by laws, rules and regulations directly applicable to operation of our business, generally. However, due to increasing technology in the music industry, a number of laws and regulations may be adopted relating to the use of music and videos, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development of music technology may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business relating to music and music videos. The adoption of any additional laws or regulations may decrease the growth of the industry, which, in turn, could decrease the demand for our products and services, and increase the cost of doing business in the music industry. These factors may have an adverse effect on our business, results of operations and financial condition.

Moreover, the interpretation of sales tax, libel and personal privacy laws applied to music and music videos is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.


RESEARCH AND DEVELOPMENT.

To date, we have not undergone any research and development, except that required to develop our DVD Juke System. We intend to commence research and development of our DVD Juke System in the 2nd quarter 2002. During the past two fiscal years, we have expended the sum of $50,000, in 2000 and $50,000, in 2001, for research and development.


ENVIRONMENTAL LAW COMPLIANCE.

To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES.

We currently have one employee, Randy Miller, our president and a director, who works for our corporation part-time. We have no employment contracts and our employee is not a union member or affected by labor contracts. Since our one employee, Mr. Miller, is not skilled or experienced in the technical aspects of our business, we will need to hire technically suitable and experienced employees in the next few months to assist in execution of our business plans. We have not yet identified or contacted any such employees and there is no assurance we will be able to do so, as and when they are required, or on terms favorable to us. We will have to use monies from our $1.5 Million line of credit to fund the hiring of our proposed employees and their wages or salaries. We anticipate that we will need 6 skilled employees and expect to pay approximately $75,000 per year for each employee to assist us in the further development and roll-out of our products.


REPORTS TO SECURITY HOLDERS.

We are a reporting company under the requirements of the Exchange Act and file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report contains the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of the material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

PLAN OF OPERATIONS

The discussion contained in this prospectus contains "FORWARD-LOOKING STATEMENTS" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD" or "ANTICIPATES" or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus are applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to these differences include those discussed under the caption entitled "RISK FACTORS," as well as those discussed elsewhere in this registration statement.

We intend to continue development of our DVD Juke System, using independent contractors to perform all development functions, under the supervision of Mr. Randy Miller, our President.

There can be no assurance that funding will be available to pay for our development efforts on favorable terms to permit successful completion of our DVD Juke System product and services, or be successful in our business operations.

However, we do have our line of credit for $1,500,000.00 available, as we retired the last amount due on the line in July 2001. Nevertheless, if our current capital resources are insufficient to meet our future capital requirements, we may have to raise additional funds to continue development of our business. There can be no assurance that the funds will be available on favorable terms, if at all.

We currently intend to draw on the line of credit, as required, to fund our operations for the next 12 months, and assuming we receive no revenues, expect to spend the funds as follows:



                  Salaries                        $ 12,000
                  Independent Contractors         $250,000
                  Computers and Equipment         $ 50,000
                  Administrative Expenses         $ 24,000
                  Working Capital                 $ 50,000
                                                  --------

                                            Total $386,000



To the extent that we may need to raise additional capital through the sale of equity and/or convertible debt securities, the issuance of the securities will likely result in dilution to our shareholders.

Until such time as our DVD Juke System products and services are fully developed, or we enter into the internet service business, we do not expect to have any revenues from our operations. We anticipate that if our products and services become fully operational, we will generate revenues from the sale of products and services. There is no assurance that we will be successful in selling products or services. We have no other sources of revenue. Therefore, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

If our company or its management receives proceeds from the sales of the securities by the selling security shareholders, which neither the company nor its management has any intent to do, those persons may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

We have also been researching the possibility of commencing a new business involving internet services in Europe. Specifically, providing internet services to consumers. However, we have not yet taken any steps to commence any business, beyond our research and investigation into the opportunities available. We have not commenced or entered into any arrangements or agreements with any party in this regard.


In May 2001, we issued 30,000,000 shares of our restricted Common Stock to an unrelated third party as consideration for reduction of $210,000.00 in principal on a line of credit. This transaction involved 1 foreign purchaser and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving a non-U.S. person in a sale that took place entirely outside the U.S.

On July 12, 2001, we effected a reverse split of our total outstanding shares on the basis of 1 for 200, leaving a total of 257, 115 shares of our Common Stock outstanding.

In July 2001, we issued 30,000,000 shares of our common stock as consideration for repayment of $637,925.00 in principal on the line of credit issued to us by unrelated third party in 1999. This retired the entire balance due on the line of credit. This transaction involved 21 foreign purchasers and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all non-U.S. persons in sales that took place entirely outside the U.S.

The debts referenced above were not related in any way, except that all of the $837,925.00 was part of the $1.5 Million line of credit. All 22 persons to whom shares were issued were lenders under the line of credit. At the time the respective debts were exchanged for shares, the Company verbally agreed, as soon as possible, to register all of the shares under an SB-2 registration statement.

                             DESCRIPTION OF PROPERTY


Our executive offices are located at 6 Adelaide Street East, #300, Toronto, Ontario, Canada M5C 1H6, where we share space in the offices our President, Randy Miller. The space is approximately 400 square feet total, of which we occupy a small portion without charge. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate adequate space in the future, if needed, on commercially reasonable terms.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the sale of shares to our former officers and directors, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons, except for an option granted to Mr. Randy Miller to acquire up to a total of 1,000,000 shares of our restricted Common Stock, at $.10 per share, and a loan from Mr. Kurt Dalmata, and his related ownership of 58% of our total outstanding shares during a portion of 2001.

Mr. Dalmata was issued 30,000,000 shares in May 2001 to retire $210,000 from the line of credit. Subsequently, in July 2001, the Company authorized a stock split of 200:1 for its total outstanding shares of common stock. This resulted in Mr. Dalmata's shares being reduced to a total of 150,000, which are currently owned by Mr. Dalmata.

We also had a related party payable during 2001, in the sum of $430,000.00, as disclosed in our September 30, 2001 Form 10-QSB. This was owed to two directors as salaries and one director as legal fees. The parties and amounts owed are as follows:

          a. Marilyn Haft, Esq., a director, was owed $ 137,500______________ as and for legal services performed for the Company.

          b. Randy Moss, a director and officer of the Company, was owed $100,000 as and for salary.

          c. Lee Edmondson, a director and officer of the Company, was owed $182,500 as and for salary.



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Company's shares of Common Stock are traded on the OTC Bulletin Board, under the symbol "ICON". The High/Low bid quotations for each quarter during the past two fiscal years are as follows:



Quarter Ended             High Bid        Low Bid

March 31, 2000              $1.78          $1.50

June 30, 2000              $ .635         $  .50

September 30, 2000          $ .31          $ .31

December 31, 2000           $ .03          $ .03

March 31, 2001              $ .01          $ .01


June 30, 2001              $ .005         $ .005


September 30, 2001          $ .56          $ .51


December 31, 2001          $ 1.45          $1.45


There are currently a total of approximately 48 shareholders of record, as of February 28, 2002.



Market Information.
There is limited trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed or maintained.

The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

However, broker-dealers may be discouraged from effecting transactions in our securities because they will be considered penny stocks and will be subject to the penny stock rules.

     Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Assuming we get our shares listed for trading, purchases and sales of our shares are expected to be generally facilitated by NASD broker-dealers who will act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

     Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

     In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

As of September 30, 2001, there were approximately 60 holders of record of our common stock.


                             EXECUTIVE COMPENSATION

The Company's officer and director currently does not receive a salary for his services, and there is no plan to pay a salary unless the company has sufficient net revenues to afford to pay him.

There are no employment contracts between the Company and its officer and director.


The Company does not have any plan or arrangement with respect to compensation to its executive officers which would result from the resignation, retirement or any other termination of employment with the Company or from a change in control of the Company, or a change in the executive officers' responsibilities following any change in control, where in respect of an executive officer, the value of such compensation exceeds $120,000. There is no arrangement relating to a change in control of the Company.


               OPTION/SAR  GRANTS  IN  LAST  FISCAL  YEAR
               ------------------------------------------

In September, 2001, we granted the following stock option to the following officer and director as compensation and incentives for services rendered to theCompany:



                                     PERCENT
                                     OF TOTAL
                   NUMBER OF         OPTIONS/
                   SECURITIES        SARS
                   UNDERLYING        GRANTED         EXERCISE      DATE OF
NAME OF HOLDER     OPTIONS GRANTED   FISCAL YR       PRICE         EXERCISE
--------------     ---------------   ---------       --------      --------


Randy Miller         1,000,000        100%(1)       $.10/Share       9/15/06

Marilyn Haft             2,500        100%(2)       $4.00/Share      4/30/09




(1) This percentage is based on the total number of option shares granted during 2001.

(2) This percentage is based on the total number of option shares granted during 1999. Ms. Haft is a former officer, director and counsel to the our company.


Any shares acquired through exercise of this option shall be restricted shares and may not, under any circumstances, be registered or in any way become free trading until two years from the date the shares are acquired through exercise of the option. The records of the stock transfer agency, as well as any certificates issued upon exercise of these options shall contain said restrictive legend.

There are no other bonus, pension, deferred compensation, long-term incentive plans or awards, or any other similar plans for executive officers and/or directors of the Company.

                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED

                        DECEMBER 31, 2000, 1999, AND 1998

                                      WITH

                                 AUDIT REPORT OF

                          CERTIFIED PUBLIC ACCOUNTANTS

                                TABLE OF CONTENTS


Independent Auditors' Report on the Financial Statements....................2
Balance Sheets..............................................................4
Statements of Operations....................................................5
Statements of Changes in Stockholders' Equity...............................6
Statements of Cash Flows....................................................7
Notes to Financial Statements...............................................9

                             MARK BAILEY & CO. LTD.

                          Certified Public Accountants
                             Management Consultants


        OFFICE ADDRESS:                                      MAILING ADDRESS:
1495 Ridgeview Drive, Ste. 200    Phone: 775/332.4200         P.O. Box 6060
    Reno, Nevada 89509-6634        Fax: 775/332.4210        Reno, Nevada 89513




                          INDEPENDENT AUDITORS' REPORT

March 15, 2001

Board of Directors
Digital Video Display Technology Corporation

We have audited the accompanying balance sheets of Digital Video Display Technology Corporation (a Company in the development stage) as of December 31, 2000, and 1999, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2000, 1999, and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Video Display Technology Corporation (a Company in the development stage), as of December 31, 2000, and 1999, and the results of its operations and its cash flows for the years ended December 31, 2000, 1999, and 1998, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is in the development stage, and existing cash and available credit are insufficient to fund the Company's cash flow needs for the next year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As more fully described in Note 1, subsequent to the issuance of the company's December 31, 1999, financial statements and our report thereon dated May 31, 2000, we became aware that those financial statements did not reflect the issuance of the line of credit to pay for expenses. In our original report we expressed an unqualified opinion on the December 31, 1999, financial statements, and our opinion on the revised statements, as expressed herein remains unqualified.




Mark Bailey & Co., Ltd.
Reno, Nevada


                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                                 BALANCE SHEETS
                          December 31, 2000, and 1999

                                     ASSETS
                                                                    DECEMBER 31, 2000            DECEMBER 31, 1999
                                                                    -----------------            -----------------
CURRENT ASSETS
  Cash                                                              $               -            $           2,079
  Interest receivable                                                               -                           11
                                                                    -----------------            -----------------
        Total current assets                                                        -                        2,090
                                                                    -----------------            -----------------

FIXED ASSETS
  Ofice equipment                                                              65,203                            -
  Accumulated depreciation                                                     (5,562)                           -
                                                                    -----------------            -----------------
        Total fixed assets                                                     59,641                            -
OTHER ASSETS
  Deposits                                                                        600                          600
  Other assets (net of accumulated amortization of
        $0 and $16,500 )                                                            -                      253,500
  Deferred tax assets (net of valuation allowance
        of $726,818 and $255,891)                                                   -                            -
                                                                    -----------------            -----------------
        Total assets                                                $          60,241            $         256,190
                                                                    =================            =================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                  $         568,014            $         206,453
  Bank overdraft payable                                                       27,887                            -
  Related party payable                                                       362,500                      107,500
  Interest payable                                                             91,713                       16,706
  Accrued expenses                                                             98,009                            -
  Line of credit                                                              704,581                      290,700
  Patent right payable                                                              -                      250,000
                                                                    -----------------            -----------------
        Total current and total liabilities                                 1,852,704                      871,359
                                                                    -----------------            -----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 100,000,000 shares
        authorized, 21,423,000 and 23,250,000 shares issued
        and outstanding in 2000 and 1999, respectively                         21,423                       23,250
  Additional paid-in-capital                                                  323,815                      193,885
  Deficit accumulated during the development stage
        including 1999 net loss as restated                                (2,137,701)                    (832,304)
                                                                    -----------------            -----------------
        Total stockholders' equity                                         (1,792,463)                    (615,169)
                                                                    -----------------            -----------------
        Total liabilities and stockholders' equity                  $          60,241            $         256,190
                                                                    =================            =================


The Accompanying Notes are and Integral Part of These Financial Statements


                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                            STATEMENTS OF OPERATIONS
             For the Years Ended December 31, 2000, 1999, and 1998


                                            CUMULATIVE
                                              DURING
                                            DEVELOPMENT      YEAR ENDED        YEAR ENDED         YEAR ENDED
                                              STAGE       DECEMBER 21,2000  DECEMBER 21,1999  DECEMBER 21,1998
                                          --------------------------------------------------------------------
REVENUE

OPERATING COSTS AND EXPENSES
    Operating and administrative expenses
       (as restated for 1999 and 1998)    $   (2,118,906)   $   (1,316,383)   $     (767,012)  $      (34,513)
    Depreciation expense                          (5,562)           (5,562)                -                -
    Amortization expense                         (16,500)                -           (16,500)               -
                                          ---------------   ---------------   ---------------  ---------------

       Total operating costs and expenses     (2,140,968)       (1,321,945)         (783,512)         (34,513)

NON-OPERATING INCOME
    Dividend income                                1,212               951               261                -
    Gain on cancellation of contracts             90,604            90,604                 -                -
    Gain on cancellation of stock                 10,000                 -            10,000                -
                                          ---------------   ---------------   ---------------  ---------------

       Total non-operating income                101,816            91,555            10,261                -

INTEREST EXPENSE (1999 as restated)              (98,549)          (75,007)          (23,542)               -
                                          ---------------   ---------------   ---------------  ---------------


       Net loss (1999 and
         1998 as restated)                $   (2,137,701)   $   (1,305,397)   $     (796,793)  $      (34,513)
                                          ===============   ===============   ===============  ===============

       Loss per common share - basis
         and assuming dilution            $        (0.10)   $        (0.06)   $        (0.03)  $        (0.00)
                                          ===============   ===============   ===============  ===============




   The Accompanying Notes are an Integral Part of These Financial Statements


                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
             For the Years Ended December 31, 2000, 1999, and 1998

                                                                                                 ACCUMULATED
                                                                                   ADDITIONAL  DEFICIT DURING
                                                                  COMMON STOCK       PAID-IN     DEVELOPMENT      TOTAL
                                                               SHARES      AMOUNT    CAPITAL        STAGE         EQUITY
                                                             ----------  --------   ---------   ------------  ------------
Issuance of shares to Company's officers and
  directors for cash in August 1997
  at $.01 per share                                           1,000,000  $  1,000   $   9,000   $          -  $     10,000

Net loss                                                              -         -           -           (998)         (998)
                                                             ----------  --------   ---------   ------------  ------------
Balance at December 31, 1997                                  1,000,000     1,000       9,000           (998)        9,002

Issuance of shares for cash from an offering in
  April 1998 at $.20 per share (less offering costs
  of $5,365)                                                  1,000,000     1,000     193,635              -       194,635
Issuance of shares to a related company for
  distribution rights, valued at the fair market value
  of the shares issued, in May 1998 at $.20
  per share                                                     100,000       100      19,900              -        20,000

Net loss (as restated )                                               -         -           -        (34,513)      (34,513)
                                                             ----------  --------   ---------   ------------  ------------
Balance at December 31, 1998                                  2,100,000     2,100     222,535        (35,511)      189,124

Cancellation of the stock issued to the officers,
  directors, and the related company in
  January 1999                                               (1,100,000)   (1,100)    (28,900)                     (30,000)
Stock split of 21:1 for the outstanding stock,
  retaining original par value, in January 1999              20,000,000    20,000     (20,000)             -             -
Issuance of shares for patent rights, valued at
  the fair market value of the shares issued, in
  February 1999 at $.01 per share                             2,000,000     2,000      18,000              -        20,000
Issuance of shares for consulting services, valued
  at the fair market value of the services received, in
  July 1999 at $.01 per share                                   250,000       250       2,250                        2,500

Net loss  (as restated)                                               -         -           -       (796,793)     (796,793)
                                                             ----------  --------   ---------   ------------  ------------
Balance at December 31, 1999                                 23,250,000    23,250     193,885       (832,304)     (615,169)

Issuance of shares for consulting services, valued
  at the fair market value of the services received in
  January 2000                                                   75,000        75      74,528                       74,603
Cancellation of shares issued for the patent rights
  in February 2000                                           (2,000,000)   (2,000)    (18,000)                     (20,000)
Issuance of shares for consulting services, valued
  at the fair market value of the services received in
  July 2000                                                      98,000        98      73,402                       73,500

Net loss                                                                                          (1,305,397)   (1,305,397)
                                                             ----------  --------   ---------   ------------  ------------
Balance at December 31, 2000                                 21,423,000  $ 21,423   $ 323,815   $ (2,137,701) $ (1,792,463)
                                                             ==========  ========   =========   ============  ============

     The Accompany Notes are an Integral Part of These Financial Statements


                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                            STATEMENTS OF CASH FLOWS
             For the Years Ended December 31, 2000, 1999, and 1998


                                               CUMULATIVE DURING         YEAR ENDED          YEAR ENDED           YEAR ENDED
                                               DEVELOPMENT STAGE     DECEMBER 31, 2000   DECEMBER 31, 1999    DECEMBER 31, 1998
                                             --------------------- -------------------  ------------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss (1999 and 1998 as restated)            $ (2,137,701)        $ (1,305,397)         $ (796,793)           $ (34,513)

    Adjustments to reconcile net loss to net cash used in operating activities

       Depreciation expense                                5,562                5,562
       Amortization expense                               16,500                    -              16,500                    -
       Gain on cancellation of amortization              (16,500)             (16,500)
       Gain from cancellation of common stock            (10,000)                   -             (10,000)                   -
       (Increase) decrease in interest receivable              -                   11                 (11)                   -
       Increase in deferred tax asset                   (726,818)            (470,927)           (243,818)             (11,733)
       Increase in accounts payable                      559,656              353,203             181,453               25,000
       Increase in related party payable                 362,500              255,000             107,500                    -
       Increase in interest payable (1999 as restated)    91,713               75,007              16,706                    -
       Increase in deferred tax valuation allowance      726,818              470,927             243,818               11,733
       Increase in accrued expenses                       98,009               98,009                   -                    -
       Expenses paid by issuance of
         common stock                                    150,603              148,103               2,500                    -
                                                    ------------  -------------------  ------------------   ------------------

       Net cash used in operating activities            (879,658)            (387,002)           (482,145)              (9,513)
                                                   -------------  -------------------  ------------------   ------------------

CASH FLOWS FROM INVESTING ACTIVITIES
       Increase in deposits                                 (600)                   -                (600)                   -
       Purchase of capital assets                        (56,845)             (56,845)
                                                   -------------  -------------------  ------------------   ------------------

       Net cash used in investing activities             (57,445)             (56,845)               (600)                   -
                                                   -------------  -------------------  ------------------   ------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds received from issuance of stock             204,635                    -                   -              194,635
    Deferred offering costs                                    -                    -                   -                4,865
    Proceeds received from bank overdraft                 27,887               27,887                   -
    Proceeds received from line of credit (1999
         as restated)                                    704,581              413,881             290,700                    -
                                                   -------------  -------------------  ------------------   ------------------

       Net cash provided by financing activities         937,103              441,768             290,700              199,500
                                                   -------------  -------------------  ------------------   ------------------


       Net increase (decrease) in cash                         -               (2,079)           (192,045)             189,987

       Cash at December 31, 1999, 1998 and 1997                -                2,079             194,124                4,137
                                                   -------------  -------------------  ------------------   ------------------

       Cash at December 31, 2000, 1999 and 1998     $          -         $          -          $    2,079            $ 194,124
                                                   =============  ===================  ==================   ==================


   The Accompanying Notes are an Integral Part of These Financial Statements

                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                            STATEMENTS OF CASH FLOWS
                     FOR THE YEARS ENDED DECEMBER 31, 2000,
                                 1999, AND 1998




SUPPLEMENTARY AND NON CASH INFORMATION
In January 2000 the company issued an account payable for $8,358 for the purchase of capital assets.

In February 2000 the Company issued 75,000 shares of restricted common stock for consulting services with a fair market value of $74,603.

In June 2000 the company issued 98,000 shares of common stock valued at $73,500 for consulting services.

In February 1999 the Company issued 2,000,000 shares of common stock, with a fair market value of $20,000, for patent rights to Digital Video Display computer technology. In addition, the Company incurred a patent right payable in the amount of $250,000. In February 2000 these shares of common stock were canceled and the Company no longer has rights to the patent.

During 1998, the Company issued 100,000 shares of common stock, with a fair market value of $20,000, for the distribution rights to a non-reusable medical syringe. In January 1999 these shares of common stock were canceled, and the distribution rights were abandoned.

No amounts were actually paid for either interest or income taxes for the years ended December 31, 2000, 1999, and 1998.






The Accompanying Notes are an Integral Part of These Financial Statements

                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2000 AND 1999


1        ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
         The Company was incorporated in the State of Nevada in August 1997, under the name Meximed Industries, Inc. The Company is in the development stage as its operations principally involve research and development, market analysis, and other business planning activities, and no revenue has been generated from its business activities. Originally, the Company intended to distribute non-reusable medical syringes. In January 1999 the Company abandoned its plan to distribute medical syringes and changed its name to Digital Video Display Technology Corporation. The Company intends to create a Digital Video Display jukebox system for distribution in Canada and the United States.

         These financial statements have been prepared assuming that the Company will continue as a going concern. The Company is currently in the development stage, and existing cash and available credit are insufficient to fund the Company's cash flow needs for the next year. As discussed in Note 4, in April 1999 an unrelated third party extended the Company a line of credit, which is due on demand in June 2001. The Company plans to raise additional capital through private placements, ranging from $6,000,000 to $8,000,000. A director and stockholder of the Company is planning to advance funds to the Company to pay the current expenses until additional capital can be raised or the company's operations can sustain the cash flow requirements of the Company.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of December 31, 2000 and 1999, the Company held no cash equivalents.

                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2000 AND 1999


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         FIXED ASSETS
         Depreciation expense is provided for on a straight-line basis over the estimated useful lives of owned assets ranging from three to five years. The patent rights were being amortized over the life of the contract. In February 2000, the agreement for the patent rights was cancelled.

         OPERATING AND ADMINISTRATIVE EXPENSES
         The major components of the operating and administrative expenses for the years ending December 31, 2000, and 199,9 are:

                                                         2000          1999
                                                       --------     ---------
          Consulting                                   $740,205     $ 280,403
          Research and development                       20,000       159,027
          Payroll and payroll taxes                     125,260           -0-
          Marketing and investor relations              140,174        72,192
          Legal and accounting                          126,159       141,043
          Office supplies                                51,959         8,413
          Rent expense                                   78,035           864
          Travel                                          7,076        96,653
          Other expenses                                 27,515         8,417
                                                     ----------     ---------
              Total Operating and Administrative     $1,316,383     $ 767,012
                                                     ==========     =========

         ADVERTISING COSTS
         Advertising costs are charged to operations when incurred. Total advertising costs charged to expense for the years ended December 31, 2000, and 1999, were $0, and $3,750, respectively.

         RENT EXPENSE
         For the years ended December 31, 2000, and 1999, the total rent expense was $78,035 and $864, respectively.

                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2000 AND 1999


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         RESEARCH AND DEVELOPMENT COSTS
         Research and development costs are expensed as incurred. Such costs were $20,000 and $159,027 at December 31, 2000, and 1999, respectively.

         GAIN ON CANCELLATION OF A CONTRACT
         During the year ended December 31, 2000, the company cancelled a contract with a consultant. In prior periods, expenses totaling $74,104 had been accrued. Upon cancellation, the consultant forgave the accrued expenses and a gain was recognized.

         In 2000 the Company also cancelled an agreement to acquire patent rights and removed the related amortization resulting in a recognized gain of $16,500.

         PRIOR PERIOD ADJUSTMENT
         The accompanying financial statements for 1999 have been restated to correct an error made in 1999. The effect of the restatement was to increase the net loss for 1999 by $79,680 ($.00 per share), net of income tax of $0.

         The accompanying Statement of Operations for 1998 was previously restated to correct an error made in 1998. The effect of the restatement was to increase the net loss for 1998 by $25,000 ($.00 per share), net of income tax of $0.

         LOSS PER SHARE
         Net loss per share is provided in accordance with Statement of Financial Accounting Standards (FASB) No. 128 "Earnings Per Share". Basic loss per share for each period is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The number of shares outstanding for computing basic loss per share was: 21,376,000; 22,958,000; 36,400,000; and 21,144,000
         for the years ended December 31, 2000, 1999, 1998, and from inception, respectively. Diluted

                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2000 AND 1999


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         LOSS PER SHARE (CONTINUED)
         loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of September 30, 2001, and December 31, 2000, the Company had no dilutive common stock equivalents such as stock options.

         ACCOUNTING CHANGES
         In September 2000 the Emerging Issues Task Force (EITF) reached a final consensus on Issue No. 00-01, "Accounting for Shipping and Handling Fees and Costs." EITF 00-01 is also effective in the fourth quarter of 2000 and addresses the income statement classification of amounts charged to customers for shipping and handling charges, as well as costs incurred related to shipping and handling. The effect of this EITF is not material to the financial statements.

         REVENUE RECOGNITION
         In 2000 the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." Pursuant to SAB No. 101 and the relevant generally accepted accounting principles, the Company will recognize revenue upon the passage of title, ownership and the risk of loss to the customer. For service agreements the Company recognizes revenue on a straight-line basis over the contract period. During the years ending December 31, 2000, and 1999, there was no revenue.

2.       FEDERAL INCOME TAXES
         The Company recognizes deferred tax liabilities and benefits for the expected future tax impact of transactions that have been accounted for differently for book and tax purposes.

         Deferred tax benefits and liabilities are calculated using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance has been provided to reduce the asset to the amount of tax benefit management believes it will

                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2000 AND 1999


2.       FEDERAL INCOME TAXES (CONTINUED)
         --------------------------------
         most likely realize.

         The following is a schedule of the composition of the provision for income taxes:

                                                       2000         1999
                                                      --------     ---------
                 Deferred noncurrent tax asset        $726,818     $ 255,891
                 Valuation allowance                  (726,818)     (255,891)
                                                      ---------     ---------

                 Total provision for income taxes     $    -0-     $    -0-
                                                      ========      =========

         The net change in the valuation account was $470,927 and $243,818 in 2000 and 1999, respectively.

         Deferred federal and state income taxes consist of future tax benefits attributed to:

                                              2000              1999 as restated
                                              ----              ----------------
                 Loss carryforward         $ 1,305,397              $ 796,793

         At December 31, 1999, the Company had the following unused net operating losses for regular income tax purposes that will expire if not applied by the dates scheduled below:

                          EXPIRES          NET OPERATING LOSS
                          -------          ------------------
                             2017             $      998
                             2018                 34,513
                             2019                796,793
                             2020              1,305,397

3.       OTHER ASSETS
         The Company purchased distribution rights for a non-reusable medical syringe from a related company for 100,000 shares of common stock (see
         Note 5). In January 1999 these distribution rights were abandoned and the related asset was written off.

         The other assets at December 31, 1999, consist of patent rights to a jukebox entertainment system. In February 1999 the Company purchased the patent rights from an unrelated third party in exchange for 2,000,000 shares of common stock and $250,000 due in

                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2000 AND 1999


3.       OTHER ASSETS (CONTINUED)
         September 1999. The purchase agreement was subsequently modified to provide for payment of the $250,000 in monthly installments of $20,000 with the final payment due in December 2000. As of December 31, 1999, no payments have been made. In a subsequent action in February 2000, the Company canceled the 2,000,000 shares previously issued and the related payable, and it no longer has rights to the patent.

4.       LINE OF CREDIT
         During the year ended December 31, 1999, an unrelated third party issued the Company an unsecured $1,500,000 line of credit. The line of credit carries interest at 12% per annum and is due on demand. The balance at December 31, 2000, and 1999, was $704,581 and $290,700,
         respectively.


5.       RELATED PARTY TRANSACTIONS
         In May 1998 the Company issued 100,000 shares of common stock to a separate entity, owned by the directors of the Company, in consideration for the distribution rights to a non-reusable medical syringe. In January 1999 this stock was canceled and the related distribution rights were written off (see Note 3).

         In March 1999 the Company issued an option to purchase 500,000 shares of common stock at $2.50 per share to the President, CEO and Director of the Company. The options were cancelled in June 2000 (see Note 8). In March 1999 the Company entered into a consulting agreement with the President. This contract expired in June 2000. Included in operating and administrative expenses for the years ended December 31, 2000, and 1999, are consulting fees paid to the President of $30,000 and $120,500, respectively.

         In April 1999 the Company issued an option to purchase 500,000 shares of common stock at $4.00 per share to a Director of the Company. The option expires April 30, 2009 (see Note 8).

                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2000 AND 1999


6.       FAIR VALUE OF FINANCIAL INSTRUMENTS
         Financial Accounting Standards Board ("FASB") Statement No. 107, "Disclosure About Fair Value of Financial Instruments" is a part of a continuing process by the FASB to improve information on financial statements. The following methods and assumptions were used by the Company in estimating its fair value disclosures for such financial instruments as defined by the Statement.

         The carrying amounts reported in the balance sheets for cash and receivables approximate fair value at December 31, 2000, and 1999.

         The carrying amounts reported in the balance sheets for the other assets approximate fair value at December 31, 2000, and 1999, as the assets were recently purchased at fair market value.

         The carrying amounts reported in the balance sheets for accounts payable and bank overdraft approximate fair value at December 31, 2000, and 1999, as the payables mature in less than one year.

         The estimated fair value of the line of credit is not materially different from the carrying values for financial statement purposes at December 31, 2000, and 1999.

7.       STOCKHOLDERS' EQUITY
         In August 1997 the Company issued 1,000,000 shares of common stock to its officers and directors at $0.01 per share, for a total of $10,000 in cash.

         In May 1998 the Company issued 100,000 shares of common stock, with a fair market value of $20,000, to a related company for the distribution rights to a non-reusable medical syringe. Also during 1998 the Company issued 1,000,000 shares of common stock as part of an offering memorandum at $0.20 per share, for a total of $200,000 in cash.

                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2000 AND 1999


7.       STOCKHOLDERS' EQUITY (CONTINUED)
         In January 1999 the Company canceled the 1,100,000 shares of common stock previously issued to the officers, directors, and the related company. The Company recorded a gain of $10,000 on the cancellation of 100,000 of the above shares, as cash of $10,000 received by the Company when the stock was originally issued was retained by the Company upon cancellation of the shares.

         Also in January 1999 the Company declared a forward stock split of 21:1 for the remaining 1,000,000 shares of common stock outstanding, retaining the $0.001 par value.

         In February 1999 the Company issued 2,000,000 shares of common stock, with a fair market value of $20,000, for the patent rights to a jukebox entertainment system (see Note 3).

         The Company also issued 250,000 shares of its common stock to unrelated third parties at $.01 per share for a total of $2,500 for consulting services provided. These shares were issued at the fair market value of the consulting services.

         In January 2000 the Company issued 75,000 shares of restricted common stock to an unrelated third party for consulting. The value of the consulting received was $74,603.

         In February 2000 the Company cancelled the 2,000,000 shares issued for the patent rights (see Note 3).

         In July 2000 the Company issued 98,000 shares of its common stock in connection with a consulting agreement. The fair market value of the stock was $73,500.

8.       STOCK OPTIONS
         The Company issued an option to purchase 500,000 shares of common stock at $2.50 per share, to the President, CEO, and Director. The President resigned from the Company in

                  DIGITAL VIDEO DISPLAY TECHNOLOGY CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2000 AND 1999


8.       STOCK OPTIONS (CONTINUED)
         June 2000 and the options were cancelled at that time (see Note 5). The Company also issued an option to purchase 500,000 shares of common stock at $4.00 a share to a Director. The option expires April 2009 (see Note 5). The Company issued an option to purchase 150,000 shares of common stock at $2.50 per share to an unrelated third party in exchange for consulting services. The options expired unexercised in April 2000. The option price for all stock options exceeded the fair market value of the stock at the grant date; accordingly, no compensation costs have been recognized. The fair market value of the stock options is $0.

9.       COMMITMENTS AND CONTINGENCIES
         Merrill Lynch Canada Inc., has filed suit against the Company regarding a dispute related to the sale of its restricted common stock by an unrelated third party to Merrill Lynch. The case is still in its early stages and the Company is trying to reach a settlement with Merrill Lynch. At this time the Company does not know if it will sustain a loss, or the amount of the loss.

         The Company is a defendant in an action by a former employee regarding his employment contract. The Company intends to defend this suit vigorously and expects a positive outcome.

                               ICONET CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                       FOR THE NINE AND THREE MONTHS ENDED

                          SEPTEMBER 30, 2001, AND 2000

                                      WITH

                                REVIEW REPORT OF

                          CERTIFIED PUBLIC ACCOUNTANTS

                                TABLE OF CONTENTS


Independent Accountants' Review Report.....................................2
Balance Sheets.............................................................4
Statements of Operations...................................................5
Statements of Changes in Stockholders' Equity..............................7
Statements of Cash Flows...................................................8
Notes to Financial Statements..............................................9

                             MARK BAILEY & CO. LTD.

                          Certified Public Accountants
                             Management Consultants


        OFFICE ADDRESS:                                        MAILING ADDRESS:
1495 Ridgeview Drive, Ste. 200     Phone: 775/332.4200           P.O. Box 6060
    Reno, Nevada 89509-6634         Fax: 775/332.4210         Reno, Nevada 89513


                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT


November 9, 2001

Board of Directors
Iconet Corporation

We have reviewed the accompanying balance sheet of Iconet Corporation (a Company in the development stage) as of September 30, 2001, and 2000 and the related statements of operations and changes in stockholders' equity for the nine and three months then ended, and the statements of cash flow for nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Iconet Corporation.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

As more fully described in Note 1, subsequent to the issuance of the company's September 30, 2000, reviewed financial statements and our report thereon dated August 7, 2001, management became aware that those financial statements did not reflect the cancellation of a patent agreement, the cancellation of shares issued, nor stock issued for a consulting agreement. Accordingly, the accompanying 2000 financial statements have been restated to correct the error.

Also as discussed in Note 1, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.




Mark Bailey & Co., Ltd.
Reno, Nevada


                               ICONET CORPORATION
                      (A Company in the Development Stage)
                                 BALANCE SHEETS


                                     ASSETS
                                                                   SEPTEMBER 30, 2001        SEPTEMBER 30, 2000
                                                                   ------------------        ------------------
CURRENT ASSETS
  Cash                                                             $                -        $                -
  Prepaid expenses                                                            385,000                         -
                                                                   ------------------        ------------------
    Total current assets                                                      385,000                         -
                                                                   ------------------        ------------------

FIXED ASSETS
  Computers                                                                         -                    65,203
  Accumulated depreciation                                                          -                    (6,713)
                                                                   ------------------        ------------------
    Total fixed assets                                                              -                    58,490
                                                                   ------------------        ------------------

OTHER ASSETS
  Deposits                                                                          -                       600
  Deferred tax asset (net of valuation allowance of
      $864,269 and $568,352)                                                        -                         -
                                                                   ------------------        ------------------
    Total other assets                                                              -                       600
                                                                   ------------------        ------------------
    Total assets                                                   $          385,000        $           59,090
                                                                   ==================        ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                                 $          454,654        $          462,188
  Accrued expenses                                                            102,509                   122,314
  Bank overdraft payable                                                       27,887                    27,887
  Related party payable                                                       430,000                   302,888
  Advance from stockholder                                                      5,474                         -
  Interest payable                                                            136,704                    50,379
                                                                   ------------------        ------------------
    Total current and total liabilities                                     1,157,228                   965,656
                                                                   ------------------        ------------------
LINE OF CREDIT                                                                    -                     494,425
                                                                   ------------------        ------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 100,000,000 shares
    authorized, 31,257,115 shares issued and
    outstanding at September 30, 2001, and
    21,423,000 issued and outstanding at September 30, 2000                    31,257                    21,423
  Additional paid-in capital (as restated for September 2000)               2,221,906                   333,815
  Deferred compensation costs                                                (400,000)                        -
  Deficit accumulated during the development stage
    (as restated for September 2000)                                       (2,625,391)               (1,756,229)
                                                                   ------------------        ------------------
  Total stockholders' equity                                                 (772,228)               (1,400,991)
                                                                   ------------------        ------------------
  Total liabilities and stockholders' equity                       $          385,000        $           59,090
                                                                   ==================        ==================


             See the Accompanying Notes Accountants' Review Report


                               ICONET CORPORATION
                      (A Company in the Development Stage)
                            STATEMENTS OF OPERATIONS


                                                CUMULATIVE FROM
                                               INCEPTION (AUGUST               NINE MONTHS             NINE MONTHS
                                                 1997) THROUGH                    ENDED                   ENDED
                                               SEPTEMBER 30, 2001          SEPTEMBER 30, 2001       SEPTEMBER 30, 2000
                                            ------------------------  ------------------------- -------------------------
REVENUE

OPERATING COSTS AND EXPENSES
Consulting  (as restated for June 2000)                $ (1,153,658)                $ (208,250)               $ (405,958)
Research and development                                   (179,027)                         -                   (20,000)
Marketing expense                                          (159,394)                   (20,000)
Legal and accounting                                       (266,312)                  (140,153)                 (177,346)
Operating and administrative expense                       (793,214)                   (64,296)                 (362,387)
Depreciation expense                                         (5,562)                         -                    (6,713)
Amortization expense                                        (16,500)                         -                         -
                                            ------------------------  ------------------------- -------------------------

Net loss from operations                                 (2,573,667)                  (432,699)                 (972,404)
                                            ------------------------  ------------------------- -------------------------

NON-OPERATING INCOME
Dividend income                                               1,212                          -                       951
Loss on disposal of assets
Gain on cancellation of contracts                            90,604                          -                    90,604
                                            ------------------------  ------------------------- -------------------------

Net loss before interest expense
and income taxes                                         (2,481,851)                  (432,699)                 (880,849)
                                            ------------------------  ------------------------- -------------------------

Interest expense                                           (143,540)                   (44,991)                  (38,153)
                                            ------------------------  ------------------------- -------------------------

Net loss before income taxes                             (2,625,391)                  (477,690)                 (919,002)
                                            ------------------------  ------------------------- -------------------------

Provision for income taxes                                        -                          -                         -
                                            ------------------------  ------------------------- -------------------------

Net loss                                               $ (2,625,391)                $ (477,690)               $ (919,002)
                                            ========================  ========================= =========================


Loss per share                                         $    (1.3273)                $  (0.0455)               $  (0.0432)
                                            ========================  ========================= =========================


           See the Accompanying Notes and Accountants' Review Report


                               ICONET CORPORATION
                      (A Company in the Development Stage)
                            STATEMENTS OF OPERATIONS



                                                      THREE MONTHS            THREE MONTHS
                                                          ENDED                   ENDED
                                                   SEPTEMBER 30, 2001       SEPTEMBER 30, 2000
                                              ------------------------- -------------------------
REVENUE

OPERATING COSTS AND EXPENSES
Consulting  (as restated for June 2000)                     $ (167,000)               $  (30,000)
Research and development                                             -                         -
Marketing expense                                                    -                         -
Legal and accounting                                           (97,591)                 (121,975)
Operating and administrative expense                            (2,383)                  (74,002)
Depreciation expense                                                 -                    (3,454)
Amortization expense                                                 -                         -
                                              ------------------------- -------------------------

Net loss from operations                                      (266,974)                 (229,431)
                                              ------------------------- -------------------------

NON-OPERATING INCOME
Dividend income                                                      -                         -
Loss on disposal of assets
Gain on cancellation of contracts                                    -                         -
                                              ------------------------- -------------------------

Net loss before interest expense
and income taxes                                              (266,974)                 (229,431)
                                              ------------------------- -------------------------

Interest expense                                                (1,468)                  (14,955)
                                              ------------------------- -------------------------

Net loss before income taxes                                  (268,442)                 (244,386)
                                              ------------------------- -------------------------

Provision for income taxes                                           -                         -
                                              ------------------------- -------------------------

Net loss                                                    $ (268,442)               $ (244,386)
                                              ========================= =========================


Loss per share                                              $  (0.0086)               $  (0.0114)
                                              ========================= =========================


           See the Accompanying Notes and Accountants' Review Report


                               ICONET CORPORATION
                      (A Company in the Development Stage)
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
            For the Period From Inception Through September 30, 2001

                                                                                                           DEFICIT
                                                                                                         ACCUMULATED
                                                                                            DEFERRED      DURING THE
                                                    COMMON STOCK           ADDITIONAL     COMPENSATION    DEVELOPMENT     TOTAL
                                                  SHARES       AMOUNT    PAID-IN CAPITAL     COSTS           STAGE        EQUITY
                                                ----------   ---------   ---------------  ------------   -----------    ---------
Issuance of shares to Company's officers
    and directors for cash in August 1997
    at $.01 per share                            1,000,000      $1,000            $9,000                 $         -    $  10,000
Net loss                                                                                                        (998)       (998)
                                                ----------   ---------   ---------------  ------------   -----------    ---------
Balance at December 31, 1997                     1,000,000       1,000             9,000             -          (998)       9,002
Issuance of shares for cash from an offering
    in April 1998 at $.20 per share (less
    offering costs of $5,365)                    1,000,000       1,000           193,635                                  194,635
Issuance of shares to a related company for
    distribution rights, valued at the fair
    market value of the shares issued, in
    May 1998 at $.20 per share                     100,000         100            19,900                                   20,000
Net loss                                                                                                     (34,513)     (34,513)
                                                ----------   ---------   ---------------  ------------   -----------    ---------
Balance at December 31, 1998                     2,100,000       2,100           222,535             -       (35,511)     189,124
Cancellation of the stock issued to the
    officers, directors, and the related
    company in January 1999 (as restated)       (1,100,000)     (1,100)          (18,900)                                 (20,000)
Stock split of 21:1 for the outstanding stock,
    retaining original par value, in January
    1999                                        20,000,000      20,000           (20,000)                                       -
Issuance of shares for patent rights, valued at
    the fair market value of the shares issued,
    in February 1999 at $.01 per share           2,000,000       2,000            18,000                                   20,000
Issuance of shares for consulting services,
    valued at the fair market value of the
    services received, in July 1999 at $.01
    per share                                      250,000         250             2,250                                    2,500
Net loss  (as restated)                                                                                     (806,793)    (806,793)
                                                ----------   ---------   ---------------  ------------   -----------    ---------
Balance at December 31, 1999                    23,250,000      23,250           203,885             -      (842,304)    (615,169)
Issuance of shares for consulting services,
    valued at the fair market value of the
    services received in January 2000               75,000          75            74,528                                   74,603
Cancellation of shares issued for the patent
    rights in February 2000                     (2,000,000)     (2,000)          (18,000)                                 (20,000)
Issuance of shares for consulting services,
    valued at the fair market value of the
    services received in July 2000                  98,000          98            73,402                                   73,500
Net loss                                                                                                  (1,305,397)  (1,305,397)
                                                ----------   ---------   ---------------  ------------   -----------    ---------
Balance at December 31, 2000                    21,423,000      21,423           333,815             -    (2,147,701)  (1,792,463)
Net loss                                                                                                    (126,332)    (126,332)
                                                ----------   ---------   ---------------  ------------   -----------    ---------
Balance at March 31, 2001                       21,423,000      21,423           333,815             -    (2,274,033)  (1,918,795)
Issuance of shares to retire $210,000
    from the line of credit in May 2001         30,000,000      30,000           180,000                                  210,000
Net loss                                                                                                     (82,916)     (82,916)
                                                ----------   ---------   ---------------  ------------   -----------    ---------
Balance at June 30, 2001                        51,423,000      51,423           513,815             -    (2,356,949)  (1,791,711)
Reverse stock split of 1:200 for the
    outstanding stock, retaining original par
    value, in July 2001                        (51,165,885)    (51,166)           51,166                                        -
Issuance of shares to retire $637,925
    from the line of credit in July 2001        30,000,000      30,000           607,925                                  637,925
Issuance of shares for consulting services
    with a fair value of $650,000 in July 2001   1,000,000       1,000           649,000                                  650,000
Deferred compensation cost for issuance of
    an option for 1,000,000 shares in September
    2001                                                                         400,000      (400,000)                         -
Net loss                                                                                                    (268,442)    (268,442)
                                                ----------   ---------   ---------------  ------------   -----------    ---------
Balance at September 30, 2001                   31,257,115   $  31,257       $ 2,221,906     $(400,000)  $(2,625,391)   $(772,228)
                                                ==========   =========   ===============  ============   ===========    =========


           See the Accompanying Notes and Accountants' Review Report


                               ICONET CORPORATION
                      (A Company in the Development Stage)
                            STATEMENTS OF CASH FLOWS

                                                    CUMULATIVE FROM
                                                   INCEPTION (AUGUST    NINE MONTHS        NINE MONTHS
                                                    1997) THROUGH     ENDED SEPTEMBER         ENDED
                                                  SEPTEMBER 30, 2001      30, 2001      SEPTEMBER 30, 2001
                                                  ------------------ -----------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss (as restated for June 2000)               $ (2,625,391)        $ (477,690)        $ (919,002)

    Adjustments to reconcile net loss to net cash used in operating activities:

      Amortization and depreciation expense                  22,062                  -              6,713
      Gain on cancellation of amortization                  (16,500)                 -            (16,500)
      Loss on disposal of assets                             59,641             59,641                  -
      Decrease in interest receivable                             -                  -                 11
      Decrease in deposits                                   14,925                600             14,325
      Increase in deferred tax asset                       (864,269)          (137,451)          (312,461)
      Increase (decrease) in accounts payable               459,654           (108,360)           255,735
      Increase  in related party payable                    430,000             67,500            195,388
      Increase in interest payable                          136,704             44,991             38,153
      Increase in deferred tax valuation allowance          864,269            137,451            312,461
      Increase in accrued expenses                          102,509              4,500            122,314
      Expenses paid by issuance of
        common stock                                        410,603            260,000             73,500
                                                  ------------------ ------------------ ------------------

      Net cash used in operating activities              (1,005,793)          (148,818)          (229,363)
                                                  ------------------ ------------------ ------------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Deposit paid                                            (14,925)                 -            (14,325)
    Purchase of fixed assets                                (65,203)                 -            (65,203)
                                                  ------------------ ------------------ ------------------

      Net cash used in investing activities                 (80,128)                 -            (79,528)
                                                  ------------------ ------------------ ------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds received from issuance of stock                204,635                  -                  -
    Proceeds from bank overdraft                             27,887                  -             27,887
    Advance from stockholder                                  5,474              5,474                  -
    Proceeds received from line of credit                   847,925            143,344            278,925
                                                  ------------------ ------------------ ------------------

      Net cash provided by financing activities           1,085,921            148,818            306,812
                                                  ------------------ ------------------ ------------------


      Net increase in cash                                        -                  -             (2,079)

      Cash and cash equivalents at
        December 31, 2000, and 1999                               -                  -              2,079
                                                  ------------------ ------------------ ------------------

      Cash and cash equivalents at
        June 30, 2001, and 2000                                 $ -                $ -                $ -
                                                  ================== ================== ==================



SUPPLEMENTARY INFORMATION AND NON CASH TRANSACTIONS
During the nine months ended September 30, 2001, no amounts were actually paid for either interest or income taxes.

In May 2001 the Company issued 30,000,000 shares of its common stock to retire $210,000 of the line of credit.

In July 2001 the Company issued 30,000,000 shares of its common stock to retire $637,925 of the line of credit.

In July 2001 the Company issued 1,000,000 shares of its common stock for consulting services valued at $645,000 and the retierment of a payable of $5,000.


           See the Accompanying Notes and Accountants' Review Report

                               ICONET CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          September 30, 2001, and 2000



1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
         The Company was incorporated in the State of Nevada in August 1997, under the name Meximed Industries, Inc. The Company is in the development stage as its operations principally involve research and development, market analysis, and other business planning activities, and no revenue has been generated from its business activities. In January 1999 the Company changed its name to Digital Video Display Technology Corporation. The Company intended to create a Digital Video Display jukebox system for distribution in Canada and the United States. In July 2001 the Company changed its name to Iconet, Inc., and is planning to expand its activities to Europe.

         BASIS OF PRESENTATION
         The accompanying unaudited interim financial statements of Iconet, Inc. (the "Company") have been prepared pursuant to Securities and Exchange Commission rules and regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000. Results of interim periods are not necessarily indicative of the results to be expected for a full year.

         These financial statements have been prepared assuming that the Company will continue as a going concern. The Company is currently in the development stage, and existing cash and available credit are insufficient to fund the Company's cash flow needs for the next year. As discussed in Note 4, in April 1999 an unrelated third party extended the Company a line of credit, which is due on demand. The Company plans to raise additional capital through private placements, ranging from $6,000,000 to $8,000,000.

                               ICONET CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          September 30, 2001, and 2000


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         BASIS OF PRESENTATION (CONTINUED)
         The Company has prepared the financial statements for the nine and three-months ended September 30, 2001, and 2000, without audit by the Company's independent auditors. In the opinion of the Company's management, all adjustments necessary to present fairly the financial position, results of operations, and cash flows of the Company as of September 30, 2001, and 2000, and for the periods then ended have been made. Those adjustments consist only of normal and recurring adjustments.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of September 30, 2001, and 2000, the Company held no cash equivalents.

         FIXED ASSETS
         Depreciation expense is provided for on a straight-line basis over the estimated useful lives of owned assets. In May 2001 all assets were abandoned and a loss was recorded.

         PRIOR PERIOD ADJUSTMENTS
         The accompanying financial statements have been restated to correct errors made in 1999 and 2000. The adjustments decreased earnings and increased additional paid in capital. The effect of the restatement was to increase the net loss and the retained deficit for December 31, 1999, and September 30, 2000, by $10,000 ($.0004 per share), and
         $74,603, ($.0035 per share) respectively, both net of income tax of $0.

                               ICONET CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          September 30, 2001, and 2000


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         PRESENTATION
         The September 2000 financial statements have been reclassified to conform to the September 2001 presentation.

         LOSS PER SHARE
         Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share". Basic loss per share for each period is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of September 30, 2001, and 2000, the Company had no dilutive common stock equivalents such as stock options.

2.       FEDERAL INCOME TAXES
         The Company recognizes deferred tax liabilities and benefits for the expected future tax impact of transactions that have been accounted for differently for book and tax purposes. Deferred tax benefits and liabilities are calculated using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance has been provided to reduce the asset to the amount of tax benefit management believes it will most likely realize.

         The following is a schedule of the composition of the provision for income taxes:

                                                   SEPTEMBER 30, 2001      SEPTEMBER 30, 2000
                                                   ------------------      ------------------
            Deferred noncurrent tax asset               $892,460                $568,352
            Valuation allowance                         (892,460)               (568,352)
                                                        ---------               ---------

            Total provision for income taxes            $    -0-                $   -0-
                                                        =========               =========

         The net change in the valuation account was $165,642 and $312,461 for the nine months ended September 30, 2001, and 2000, respectively.

                               ICONET CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          September 30, 2001, and 2000


2.       FEDERAL INCOME TAXES (CONTINUED)
         Deferred federal and state income taxes consist of future tax benefits attributed to loss carryforwards. The Company has available net operating loss carryforwards totaling approximately $2,624,881, which expire in the years 2017 to 2021.

3.       LINE OF CREDIT
         During the year ended December 31, 1999, an unrelated third party issued the Company an unsecured $1,500,000 line of credit. The line of credit carries interest at 12% per annum and is due on demand. In May 2001 the Company issued 30,000,000 shares of its common stock to retire $210,000 of the line of credit. In July 2001 the Company issued 30,000,000 shares of its common stock to retire $637,925 of the line of credit. The balances at September 30, 2001, and 2000, were $-0- and $494,425, respectively. The line of credit remains available.

4.       RELATED PARTY TRANSACTIONS
         During the nine months ended September 30, 2001, and 2000, the Company paid approximately $ -0- and $76,615 in consulting fees, respectively, and $ -0- and $84,647 in legal fees to directors of the Company for the nine months ended September 30, 2001, and 2000, respectively. Outstanding balances payable for consulting and legal fees to the directors were $430,000 and $302, 888 at September 30, 2001, and 2000, respectively.

         In September 2001 the Company issued an option to purchase 1,000,000 shares of common stock at $0.10 per share to an Officer and Director of the Company (see Note 7). The option expires in September 2006.


5.       FAIR VALUE OF FINANCIAL INSTRUMENTS
         Financial Accounting Standards Board ("FASB") Statement No. 107, "Disclosure About Fair Value of Financial Instruments" is a part of a continuing process by the FASB to improve information on financial statements. The following methods and assumptions

                               ICONET CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          September 30, 2001, and 2000


5. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) were used by the Company in estimating its fair value disclosures for such financial instruments as defined by the Statement.

         The carrying amounts reported in the balance sheets for accounts payable and bank overdraft approximate fair value at September 30, 2001, and 2000, as the payables mature in less than one year.

         The estimated fair value of the line of credit is not materially different from the carrying values for financial statement purposes at September 30, 2001, and 2000.


6.       STOCKHOLDERS' EQUITY
         In August 1997 the Company issued 1,000,000 shares of common stock to its officers and directors at $0.01 per share, for a total of $10,000 in cash.

         In May 1998 the Company issued 100,000 shares of common stock, with a fair market value of $20,000, to a related company for the distribution rights to a non-reusable medical syringe. Also during 1998 the Company issued 1,000,000 shares of common stock as part of an offering memorandum at $0.20 per share, for a total of $200,000 in cash.

         In January 1999 the Company canceled the 1,100,000 shares of common stock previously issued to the officers, directors, and the related company. Also in January 1999 the Company declared a forward stock split of 21:1 for the remaining 1,000,000 shares of common stock outstanding, retaining the $0.001 par value.

         In February 1999 the Company issued 2,000,000 shares of common stock, with a fair market value of $20,000, for the patent rights to a jukebox entertainment system.

                               ICONET CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          September 30, 2001, and 2000


6.       STOCKHOLDERS' EQUITY (CONTINUED)
         The Company also issued 250,000 shares of its common stock to unrelated third parties at $.01 per share for a total of $2,500 for consulting services provided. These shares were issued at the fair market value of the consulting services.

         In January 2000 the Company issued 75,000 shares of restricted common stock to an unrelated third party for consulting. The value of the consulting received was $74,603.

         In February 2000 the Company cancelled the 2,000,000 shares issued for the patent rights.

         In July 2000 the Company issued 98,000 shares of its common stock in connection with a consulting agreement. The fair market value of the stock was $73,500.

         In May 2001 the Company issued 30,000,000 shares of its common stock to retire $210,000 from the line of credit.

         In July 2001 the Company authorized a stock split of 200:1 shares of its common stock. The Company retained the authorized number of shares and the par value of the common stock.

         In July 2001 the Company issued 30,000,000 shares of its common stock to retire $637,925 from the line of credit.

         In July 2001 the Company issued 1,000,000 shares of its common stock to unrelated third parties in exchange for consulting services with a fair value of $650,000.

                               ICONET CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                          September 30, 2001, and 2000


7.       STOCK OPTIONS

         In April 1999 the Company issued an option to purchase 500,000 shares of common stock at $4.00 a share to a Director. The option does not reflect the reverse stock split of July 2001 (see Note 6). The Director resigned from the Company in May 2001, the options are still outstanding and will expire in April 2009.

         In September 2001 the Company issued an option to purchase 1,000,000 shares of common stock at $0.10 per share to a Director of the Company (see Note 4). The option expires in September 2006. There were no related compensation costs included in the statements of operation for the nine and three months ended September 30, 2001, and 2002.

8.       COMMITMENTS AND CONTINGENCIES
         Merrill Lynch Canada Inc., has filed suit against the Company regarding a dispute related to the sale of its restricted common stock by an unrelated third party to Merrill Lynch. The case is still in its early stages and the Company is trying to reach a settlement with Merrill Lynch. At this time the Company does not know if it will sustain a loss, or the amount of the loss.

         The Company is a defendant in an action by a former employee regarding his employment contract. In October 2001 the Company settled the suit, the terms of which were sealed by the court.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Mark Bailey & Co., Ltd., 1495 Ridgeview Drive, Suite 200, Reno, NV 89509, telephone 775-332-4200, audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.



DEALER PROSPECTUS DELIVERY REQUIREMENT

Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



PART II


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


Our Articles of Incorporation and By laws provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Nevada law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. Our By-laws contain provisions to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. The Selling Security Holder will pay no offering expenses.

        ITEM                                             EXPENSE

  SEC Registration Fee                                 $  3,768.75
  Legal Fees and Expenses                              $ 60,000.00
  Accounting Fees and Expenses                         $  7,500.00
  Miscellaneous*                                       $  3,731.25
                                                       ===========
  Total                                                $ 75,000.00

* Estimated for purpose of this calculation.


                     RECENT SALES OF UNREGISTERED SECURITIES



In July 1999, we issued 250,000 shares of our common stock to 3 unrelated third parties at $.01 per share for a total of $2,500 for fair market value of consulting services provided. These shares were issued at the fair market value of the consulting services. This transaction did not involve a public offering and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as sales to 3 separate and unrelated accredited investors.


During the year ended December 31, 1999, an unrelated third party issued our company an unsecured line of credit for $1,500,000.00. The line carries an interest rate of 12% per annum and is due on demand. The balance due as of December 31, 2000, was $704,581.00.


In January 2000, we issued 75,000 shares of restricted common stock to an unrelated third party for consulting. The value of the consulting received was $74,603. This transaction did not involve a public offering and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. In February 2000, we cancelled the 2,000,000 shares issued for the patent rights in February 1999. In July 2000, we issued 98,000 shares of our restricted common stock as consideration for consulting services. The fair market value of the stock was $73,500. This transaction did not involve a public offering and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as sales to accredited investors.

In May 2001, we issued 30,000,000 shares of our restricted Common Stock to an unrelated third party as consideration for reduction of $210,000.00 in principal on a line of credit. This transaction involved 1 foreign purchaser and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving a non-U.S. person in a sale that took place entirely outside the U.S. This was a Category 3 transaction under Rule 903, and satisfied the provisions of Rule 903 (i) and (iii) by: implementing offering restrictions; making the sale only to a non-U.S. person, who certified same; restricting the resale to as transaction done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.

On July 12, 2001, we effected a reverse split of our total outstanding shares on the basis of 1 for 200, leaving a total of 257, 115 shares of our Common Stock outstanding..

In July 2001, we issued 30,000,000 shares of our common stock as consideration for repayment of $637,925.00 in principal on the line of credit issued to us by unrelated third party in 1999. This retired the entire balance due on the line of credit. This transaction involved 21 foreign purchasers and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all non-U.S. persons in sales that took place entirely outside the U.S. These were Category 3 transactions under Rule 903, and satisfied the provisions of Rule 903 (i) and (iii) by: implementing offering restrictions; making the sale only to non-U.S. persons, who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.


In September 2001, we issued 250,000 shares of our Common Stock to each of four consultants, for a total of 1,000,000 shares, as consideration for consulting services rendered to our company by four accredited investors. These shares were registered and issuedpursuant to Form S-8, under the Securities Act of 1933. The shares were issued to natural persons and the services were bona fide services to our company. In addition, the services were not rendered in connection with the offer or sale of securities in a capital-raising transaction, and did not directly or indirectly promote or maintain a market for our company's securities.



EXHIBITS

Exhibit Number       Exhibit Description
--------------       -------------------
3.1 *                Bylaws

3.2 *                Articles of Incorporation, with amendments

4   *                Instrument Defining the Right of Holders - Share
                     Certificate

5   *                Legal Opinion

23.1                 Accountant Letter

23.2                 Accountant Letter

24  *                Consent of Experts

99                   Letter to Shareholder


* As previously filed on Form SB-2 on November 1, 2001

                                  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

   b.  Reflect in the prospectus any facts or events which, individually or
       together, represent a  fundamental  change in the  information   in the
       registration  statement;

   c.  Include  any  additional  or  changed  material   information  on  the
       plan  of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a direc-tor, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

6. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

7. For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Canada, on this 18th day of March, 2002.



                                 Iconet, Inc.



                                 By: /s/ RANDY MILLER
                                     ----------------------------------
                                         Randy Miller, Chief Executive Officer


Date: March 18, 2002






In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ RANDY MILLER                               /s/  RANDY MILLER
---------------------------                    ---------------------------------
    Randy Miller                                   Randy Miller


Title: President & Director                    Title: Treasurer and Chief
                                                      Financial Officer


    Date:  March 18, 2002